IART-2026.03.31-EX-10.3
AMENDMENT NO. 8 TO RECEIVABLES FINANCING AGREEMENT
This AMENDMENT NO. 8 TO RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of April 10, 2026, is entered into by and among INTEGRA RECEIVABLES LLC (“Integra”), as borrower under the Receivables Financing Agreement (as defined below) (in such capacity, together with its successors and permitted assigns in such capacity, the “Borrower”), INTEGRA LIFESCIENCES SALES LLC (“Integra Sales”), as initial servicer under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), as a committed lender under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Committed Lender”), and as group agent under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Group Agent”), THE BANK OF NOVA SCOTIA (“Scotiabank”), as a committed lender under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Committed Lender” and together with PNC as a Committed Lender, the “Committed Lenders”), and as group agent under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Group Agent” and together with PNC as a Group Agent, the “Group Agents”), LIBERTY STREET FUNDING LLC, as a conduit lender under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Conduit Lender”), and the various other Lenders and Group Agents from time to time party to the Receivables Financing Agreement, and acknowledged and agreed to by PNC CAPITAL MARKETS LLC, as structuring agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Structuring Agent”).
BACKGROUND
WHEREAS, the Borrower, the Servicer, the Persons from time to time party thereto as Lenders and as Group Agents, the Administrative Agent, and, solely with respect to Section 10.10 thereof, the Structuring Agent, entered into the Receivables Financing Agreement as of December 21, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Receivables Financing Agreement”; and as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”); and
WHEREAS, the parties hereto wish to further amend the Original Receivables Financing Agreement pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Original Receivables Financing Agreement.
SECTION 2.Amendments to Original Receivables Financing Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Original Receivables Financing Agreement is hereby amended to add or delete such text as may be necessary to conform the Original Receivables Financing Agreement to the agreement attached as Exhibit A.
SECTION 3.Representations, Warranties and Enforceability. Each of the Borrower and the Servicer hereby represents and warrants to the Administrative Agent, the Group Agents and the Lenders, as applicable, as of the date hereof with respect to itself, as follows:
(a)the representations and warranties of it contained in Section 6.01 and Section 6.02, as applicable, of the Receivables Financing Agreement are true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case, such representations and warranties shall be true and correct as made) on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date; and
(b)(i) the execution and delivery by it of the Amendment Documents to which it is a party, and the performance of its obligations under Amendment Documents to which it is a party and the Receivables Financing Agreement are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) the Amendment Documents to which it is a party and the Receivables Financing Agreement are its valid and legally binding obligations, enforceable in accordance with their respective terms.
SECTION 4.Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
(a)The Administrative Agent shall have received fully executed counterparts of this Amendment and other deliverables listed on the closing memorandum attached as Exhibit B, in each case, in form and substance acceptable to the Administrative Agent (collectively, the “Amendment Documents”).
(b)(i) The Administrative Agent, the Lenders and the Group Agents (or the Structuring Agent on behalf of PNC, if applicable), in each case, shall have received all fees and other amounts due and payable to it under the Transaction Documents and in connection with the Amendment Documents on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Borrower agrees to remit payment to the applicable party promptly upon receipt of such invoice.
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(c)No Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Original Receivables Financing Agreement, shall have occurred and be continuing.
SECTION 5.Amendment. The Borrower, the Servicer, the Administrative Agent, the Group Agents and the Lenders hereby agree that the provisions and effectiveness of this Amendment shall apply to the Original Receivables Financing Agreement as of the date hereof. Except as amended by this Amendment, the Original Receivables Financing Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.
SECTION 6.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 7.Captions. The headings of the Sections of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.
SECTION 8.Successors and permitted assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Borrower, the Servicer, the Administrative Agent, the Group Agents and the Lenders and their respective successors and permitted assigns.
SECTION 9.Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.Governing Law and Jurisdiction. The provisions of the Original Receivables Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
INTEGRA RECEIVABLES LLC,
as the Borrower
By: /s/ Timothy Swiss
Name: Timothy Swiss
Title:      Treasurer
INTEGRA LIFESCIENCES SALES LLC,
as the Servicer
By: Integra LifeSciences Corporation, its sole member
By: /s/ Timothy Swiss
Name: Timothy Swiss
Title: Vice President, Treasurer

Amendment No. 8 to RFA (Integra)

PNC BANK, NATIONAL ASSOCIATION,
as the Administrative Agent
By: /s/ Christopher Blaney
Name: Chrisopher Blaney
Title: Senior Vice President
PNC BANK, NATIONAL ASSOCIATION,
as a Group Agent
By: /s/ Christopher Blaney
Name: Chrisopher Blaney
Title: Senior Vice President
PNC BANK, NATIONAL ASSOCIATION,
as a Committed Lender
By: /s/ Christopher Blaney
Name: Chrisopher Blaney
Title: Senior Vice President

Amendment No. 8 to RFA (Integra)

THE BANK OF NOVA SCOTIA,
as a Group Agent
By: /s/ Elie Silver
Name: Elie Silver
Title: Managing Director
THE BANK OF NOVA SCOTIA,
as a Committed Lender
By: /s/ Elie Silver
Name: Elie Silver
Title: Managing Director
LIBERTY STREET FUNDING LLC,
as a Conduit Lender
By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title:      Vice President

Amendment No. 8 to RFA (Integra)

Acknowledged and agreed to by, as of the date first written above:
PNC CAPITAL MARKETS LLC,
as the Structuring Agent
By: /s/ Christopher Blaney
Name: Chrisopher Blaney
Title: Managing Director
Amendment No. 8 to RFA (Integra)

EXHIBIT A
Conformed Receivables Financing Agreement

EXHIBIT A
TO AMENDMENT NO. 8
RECEIVABLES FINANCING AGREEMENT
Dated as of December 21, 2018
by and among
INTEGRA RECEIVABLES LLC,
as Borrower,
THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and as Group Agents,
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
INTEGRA LIFESCIENCES SALES LLC,
as initial Servicer,
and
PNC CAPITAL MARKETS LLC,
as Structuring Agent

Page
SECTION 1.01.    Certain Defined Terms    1
SECTION 1.02.    Other Interpretative Matters    40
ARTICLE II TERMS OF THE LOANS
SECTION 2.01.    Loan Facility    40
SECTION 2.02.    Making Loans; Repayment of Loans    41
SECTION 2.03.    Interest and Fees    45
SECTION 2.04.    Records of Loans    45
SECTION 2.05.    Selection of Interest Rates    45
SECTION 2.06.    Defaulting Lenders    46
ARTICLE III SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 3.01.    Settlement Procedures    47
SECTION 3.02.    Payments and Computations, Etc    49
ARTICLE IV INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST
SECTION 4.01.    Increased Costs    50
SECTION 4.02.    Funding Losses    52
SECTION 4.03.    Taxes    52
SECTION 4.04.    Conforming Changes Relating to Term SOFR or Daily 1M SOFR    56
SECTION 4.05.    Security Interest    56
SECTION 4.06.    Rate Unascertainable; Illegality; Benchmark Replacement Setting.    57
SECTION 4.07.    Benchmark Replacement Notification    60
ARTICLE V CONDITIONS to Effectiveness and CREDIT EXTENSIONS
SECTION 5.01.    Conditions Precedent to Effectiveness and the Initial Credit Extension    60
SECTION 5.02.    Conditions Precedent to All Credit Extensions    61
SECTION 5.03.    Conditions Precedent to All Releases    61
ARTICLE VI REPRESENTATIONS AND WARRANTIES
SECTION 6.01.    Representations and Warranties of the Borrower    62
SECTION 6.02.    Representations and Warranties of the Servicer    68
ARTICLE VII COVENANTS
SECTION 7.01.    Covenants of the Borrower    73
SECTION 7.02.    Covenants of the Servicer    81
SECTION 7.03.    Separate Existence of the Borrower    87
SECTION 7.04.    Financial Covenant    91
ARTICLE VIII ADMINISTRATION AND COLLECTION OF RECEIVABLES
SECTION 8.01.    Appointment of the Servicer    92
SECTION 8.02.    Duties of the Servicer    93
SECTION 8.03.    Collection Account Arrangements    94
SECTION 8.04.    Enforcement Rights    95

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(continued)
Page
SECTION 8.05.    Responsibilities of the Borrower    96
SECTION 8.06.    Servicing Fee    96
ARTICLE IX EVENTS OF DEFAULT
SECTION 9.01.    Events of Default    97
ARTICLE X THE ADMINISTRATIVE AGENT
SECTION 10.01.    Authorization and Action    100
SECTION 10.02.    Administrative Agent’s Reliance, Etc    101
SECTION 10.03.    Administrative Agent and Affiliates    101
SECTION 10.04.    Indemnification of Administrative Agent    101
SECTION 10.05.    Delegation of Duties    102
SECTION 10.06.    Action or Inaction by Administrative Agent    102
SECTION 10.07.    Notice of Events of Default; Action by Administrative Agent    102
SECTION 10.08.    Non-Reliance on Administrative Agent and Other Parties    102
SECTION 10.09.    Successor Administrative Agent    103
SECTION 10.10.    Structuring Agent    103
SECTION 10.11.    Erroneous Payment    103
ARTICLE XI THE GROUP AGENTS
SECTION 11.01.    Authorization and Action    105
SECTION 11.02.    Group Agent’s Reliance, Etc    105
SECTION 11.03.    Group Agent and Affiliates    106
SECTION 11.04.    Indemnification of Group Agents    106
SECTION 11.05.    Delegation of Duties    106
SECTION 11.06.    Notice of Events of Default    106
SECTION 11.07.    Non-Reliance on Group Agent and Other Parties    106
SECTION 11.08.    Successor Group Agent    107
SECTION 11.09.    Reliance on Group Agent    107
ARTICLE XII INDEMNIFICATION
SECTION 12.01.    Indemnities by the Borrower    107
SECTION 12.02.    Indemnification by the Servicer    110
ARTICLE XIII MISCELLANEOUS
SECTION 13.01.    Amendments, Etc    112
SECTION 13.02.    Notices, Etc    113
SECTION 13.03.    Assignability; Addition of Lenders; Removal of Lenders    113
SECTION 13.04.    Costs and Expenses    117
SECTION 13.05.    No Proceedings; Limitation on Payments    117
SECTION 13.06.    Confidentiality    118
SECTION 13.07.    GOVERNING LAW    120
SECTION 13.08.    Execution in Counterparts    120
SECTION 13.09.    Integration; Binding Effect; Survival of Termination    120
SECTION 13.10.    CONSENT TO JURISDICTION    120
SECTION 13.11.    WAIVER OF JURY TRIAL    121

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(continued)
Page
SECTION 13.12.    Ratable Payments    121
SECTION 13.13.    Limitation of Liability    121
SECTION 13.14.    Intent of the Parties    122
SECTION 13.15.    USA Patriot Act    122
SECTION 13.16.    Right of Setoff    122
SECTION 13.17.    Severability    122
SECTION 13.18.    Mutual Negotiations    123
SECTION 13.19.    Captions and Cross References    123

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(continued)
Page
EXHIBITS
EXHIBIT A        –    Form of Loan Request
EXHIBIT B        –    Form of Reduction Notice
EXHIBIT C            Form of Assignment and Acceptance Agreement
EXHIBIT D        –    Form of Assumption Agreement
EXHIBIT E        –    Credit and Collection Procedures
EXHIBIT F        –    Form of Information Package
EXHIBIT G        –    Form of Compliance Certificate
EXHIBIT H        –    Closing Memorandum
EXHIBIT I            Form of Interim Report
SCHEDULES
SCHEDULE I        –    Commitments
SCHEDULE II    –    Lock-Boxes, Collection Accounts and Collection Account Banks
SCHEDULE III    –    Notice Addresses
SCHEDULE IV    –    Excluded Obligors and Originators

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This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 21, 2018 by and among the following parties:
(i)    INTEGRA RECEIVABLES LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);
(ii)    the Persons from time to time party hereto as Lenders and as Group Agents;
(iii)    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent;
(iv)    INTEGRA LIFESCIENCES SALES LLC, a Delaware limited liability company, in its individual capacity (“Integra Sales”) and as initial servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); and
(v)    PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.
PRELIMINARY STATEMENTS
The Borrower has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that (i) provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement and (ii) by its terms, may not be terminated or canceled by the related Collection Account Bank without the written consent of the Administrative Agent or upon no less than sixty (60) calendar days’ prior written notice to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Adjusted Net Receivables Pool Balance” means an amount equal to (a) the Net Receivables Pool Balance minus (b) the greater of (i) the Specifically Reserved Dilution Amount and (ii) zero.
“Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article X or Section 13.03(g).
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.
“Advisors” has the meaning set forth in Section 13.06(c).
“Affected Person” means each Credit Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Lender, Affiliate shall mean the holder(s) of its Capital Stock or membership interests, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect, whether or not exercised: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.
“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Alternative Currency” means each of Euro and GBP.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other Applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Credit Party is located or doing business.
“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, each as amended; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017 and the Terrorist Asset-Freezing Act 2010, each as amended; and (c) any other Applicable Law relating to anti-money laundering and countering the financing of terrorism and related financial record keeping and reporting requirements in any jurisdiction in which any Loan Party is located or doing business.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Official Body applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.
“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Lender, an Eligible Assignee, such Committed Lender’s Group Agent and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.
“Assumption Agreement” has the meaning set forth in Section 13.03(i).
“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel and all disbursements of internal counsel.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark (a) is Term SOFR or Daily 1M SOFR, one (1) month, and (b) is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.06(d)(iv).
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, for any day and any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the greater of:
(a)the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Group

Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and
(b)a half percent (0.50%) per annum above the latest Overnight Bank Funding Rate.
“Base Rate Loan” means a Loan bearing interest at the Base Rate.
“Benchmark” means, initially, the Term SOFR Rate or the Daily SOFR Rate, as applicable; provided, that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.06.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (A) Daily Simple SOFR, and (B) the SOFR Adjustment;
(2)    the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.06(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.06(d).
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Indemnified Amounts” has the meaning set forth in Section 12.01(a).
“Borrower Indemnified Party” has the meaning set forth in Section 12.01(a).
“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).
“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.

“Borrowing Base” means, at any time of determination, the amount equal to the lesser of (a) the Facility Limit and (b) an amount equal to (i) the Adjusted Net Receivables Pool Balance at such time, minus (ii) the Total Reserves at such time.
“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Borrowing Base at such time, or, in each case, if such day is not a Business Day, then the immediately preceding Business Day.
“Boston Recall Credit Memoranda” means each non-contractual credit memorandum in the amount of (i) nine hundred sixty one thousand two hundred fifty one dollars ($961,251) dated as of July 2023, (ii) two million nine hundred thirty three thousand five hundred eighty eight dollars ($2,933,588) dated as of August 2023, (iii) two million nineteen thousand ninety dollars ($2,019,090) dated as of September 2023 and (iv) three hundred seventeen thousand six hundred eight dollars ($317,608) dated as of October 2023.
“Breakage Fee” means (i) for any Interest Period for which Interest is computed by reference to the CP Rate, the Term SOFR Rate or the Daily SOFR Rate, as applicable, and a reduction of Capital is made for any reason on any day other than a Settlement Date or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period (or, in the case of clause (i) above, until the maturity of the underlying Note) on the reductions of Capital relating to such Interest Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender (or applicable Group Agent on its behalf) to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania or New York, New York (or, if otherwise, any day other than a Saturday or Sunday or a legal holiday on which the lending office of the Administrative Agent is authorized or required to be closed, or is in fact closed, for business); provided, that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Capital” means, with respect to any Lender, without duplication, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 3.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“Change in Control” means the occurrence of any of the following:
(a)an Originator ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of all Adverse Claims;
(b)the Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock, membership interests or other equity interests of any Originator free and clear of all Adverse Claims;
(c)any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims; or
(d)with respect to the Parent:
(i)any Person (or two or more Persons acting in concert) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of control over Voting Securities of the Borrower on a fully-diluted basis assuming the conversion and/or exercise of all outstanding Equity Interests of the Parent owned by such Person or Persons representing thirty percent (30%) or more of the combined voting power of all Voting Securities of the Parent; or
(ii)during any period of twenty four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Change in Law” means the occurrence, after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means December 21, 2018.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” has the meaning set forth in Section 4.05(a).
“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof), in each case, in the name of the Borrower and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.
“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Integra Party or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Committed Lender (including a Related Committed Lender), the maximum aggregate amount which such Person is obligated to lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or in the Assumption Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 13.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Committed Lender’s obligation to make Loans hereunder in accordance with this Agreement.
“Committed Lenders” means PNC and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Lender”.
“Compliance Authority” means (a) any Official Body of the United States (including, but not limited to, the U.S. Department of the Treasury and OFAC and the U.S. Department of State), the European Union, the United Kingdom, or Canada; (b) the United Nations Security Council; and (c) any other Official Body with jurisdiction over the parties to this Agreement.
“Concentration Percentage” means (a) for any Group A Obligor, twenty percent (20.00%), (b) for any Group B Obligor, fifteen percent (15.00%), (c) for any Group C Obligor, ten percent (10.00%), (d) for the largest Group D Obligor, five percent (5.00%) and (e) for any Group D Obligor (excluding the largest Group D Obligor), three percent (3.00%).
“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors, (c) the largest Obligor Percentage of the Group B Obligors and (d) twelve percent (12.00%).
“Conduit Lender” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender”.
“Conforming Changes” means, with respect to Term SOFR or Daily 1M SOFR, as applicable, or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Total Leverage Ratio” shall have the same meaning attributed to such term in the Credit Agreement.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Covered Entity” means (a) each Integra Party, the Parent and each of Parent’s Subsidiaries and (b) each Person that, directly or indirectly, controls (as such term is defined by any Compliance Authority) a Person described in clauses (a) above.
“Covered Property” means any property: (a) required to be reported as blocked property under 31 C.F.R. § 501.603, as amended; (b) owned, directly or indirectly, by, or due to or from, a Sanctioned Person subject to blocking or comprehensive Sanctions; (c) in which a Sanctioned Person subject to blocking or comprehensive Sanctions otherwise holds any interest; (d) located or originated in, or otherwise subject to restrictions due to its ties to, a Sanctioned Jurisdiction or (e) that otherwise could cause any actual or potential violation by the Lenders, the Group Agents or the Administrative Agent of any applicable International Trade Law if the Lenders, the Group Agents or the Administrative Agent were to obtain an encumbrance on, lien on, pledge, or security interest in such property, or provide services in consideration of such property.
“CP Rate” means, for any Conduit Lender and for any Interest Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Lender to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Interest Period, the applicable Group Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to Conduit Lenders in respect of Interest for any Interest Period with respect to any Portion of

Capital funded by such Conduit Lenders at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Lenders had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Lender in the Assumption Agreement or other document pursuant to which such Person becomes a party as a Conduit Lender to this Agreement, or any other writing or agreement provided by such Conduit Lender to the Borrower, the Servicer and the applicable Agent from time to time. The “CP Rate” for any Conduit Lender for any day while an Event of Default has occurred and is continuing shall be an interest rate equal to the greater of (i) 2.50% per annum above the Base Rate and (ii) 2.50% per annum above the “CP Rate” calculated without giving effect to such Event of Default.
“Credit Agreement” means that certain Seventh Amended and Restated Credit Agreement, dated as of March 24, 2023, by and among the Parent, as the borrower thereunder, each lender and issuing bank from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer thereunder, Citibank N.A., JPMorgan Chase Bank, N.A., Morgan Stanley MUFG Loan Partners, LLC, PNC Bank, N.A., Truist Bank and Wells Fargo Bank, N.A., as co-syndication agents thereunder, and the various other co-documentation agents, joint lead arrangers and joint book managers party thereto, and so long as PNC and The Bank of Nova Scotia are each a lender under the Credit Agreement as amended, restated, supplemented or otherwise modified from time to time.
“Credit and Collection Procedures” means, as the context may require, those receivables credit and collection policies and historical practices of the Originators and/or Servicer in effect on the Closing Date and described in Exhibit E, as modified in compliance with this Agreement.
“Credit Extension” means the making of any Loan.
“Credit Party” means each Lender, the Administrative Agent and each Group Agent.
“Currency Reserve Amount” means, at any time of determination, the sum of (a) the Euro Volatility Reserve, plus (b) the GBP Volatility Reserve, plus (c) the excess (if any) of (i) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Pool Receivables denominated in an Alternative Currency, over (ii) the product of (x) five percent (5.0%), multiplied by (y) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Pool Receivables.
“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator; provided, that if Daily 1M SOFR, determined as provided above, would be less than the Floor, then Daily 1M SOFR shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been so published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published as described above; provided, that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
“Daily SOFR Option” means the option of the Borrower to have Loans bearing interest at the rate and under the terms specified in Section 2.05(a)(iii).
“Daily SOFR Rate” means with respect to Loans to which the Daily SOFR Option applies, a fluctuating interest rate per annum as shall be in effect from time to time equal to (a) Daily 1M SOFR, plus (b) the SOFR Adjustment.
“Daily SOFR Rate Loan” means a Loan that bears interest based on the Daily SOFR Rate.
“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three (3) most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the three (3) most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) ninety (90).
“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i)

borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate on currency hedges or (vi) any Guaranty of any such Debt.
“Deemed Collections” has the meaning set forth in Section 3.01(d).
“Defaulting Lender” means any Lender that (a) has failed, within one (1) Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of an Insolvency Proceeding.
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the month that is six (6) Fiscal Months before such Fiscal Month.
“Defaulted Receivable” means a Receivable:
(a)as to which any payment, or part thereof, remains unpaid for one hundred fifty one (151) calendar days or more from the original due date for such payment;
(b)without duplication, as to which any payment, or part thereof, remains unpaid for less than or equal to one hundred fifty one (151) calendar days from the original due date for such payment and, consistent with the Credit and Collection Procedures, is or should be written off the applicable Originator’s or the Borrower’s books as uncollectible; or
(c)without duplication, as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Deferred Committed Lender Notice” has the meaning set forth in Section 2.02(b).
“Deferred Funding Date” has the meaning set forth in Section 2.02(b).
“Deferred Funding Notice” has the meaning set forth in Section 2.02(b).
“Deferred Supplemental Loan” has the meaning set forth in Section 2.02(b).
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the sum of (I) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, plus (II) the aggregate amount of Deemed Collections as of such date with respect to such Delinquent Receivables, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for one hundred twenty one (121) calendar days or more from the original due date for such payment; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during such Fiscal Month, plus (ii) fifty percent (50%) of the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the preceding Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. Within thirty (30) calendar days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent and the Borrower agree best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections during such Fiscal Month (other than amounts related to the Specifically Reserved Dilution Amount and the aggregate amount specified in the Boston Recall Credit Memoranda), by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the prior Fiscal Month.
“Dilution Reserve Percentage” means, on any day, the product of (a) the Dilution Horizon Ratio multiplied by (b) the sum of (i) 2.00 times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months and (ii) the Dilution Volatility Component.
“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months times (b) the quotient of (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent consecutive Fiscal Months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve (12) consecutive Fiscal Months.
“Dollars” and “$” each mean the lawful currency of the United States of America.
“Earned Milestone Receivable” means a Receivable earned, notwithstanding the fact that the Originator thereof has not recognized the related revenue on its financial books and records under GAAP, paid in accordance with the milestones set forth in the Contract giving rise to such Receivable, and is not subject to the performance of additional services by the Originator thereof.
“Eligible Assignee” means (a) any Committed Lender or any of its Affiliates, (b) any Person managed by a Committed Lender or any of its Affiliates and (c) any other financial or other institution.
“Eligible Foreign Currency Receivable” means, at any time, any Foreign Currency Receivable that is denominated and payable in an Alternative Currency.
“Eligible Foreign Obligor” an Obligor that is a corporation or other business organization that is organized in or that has a head office (domicile), registered office, and chief executive office located in a country other than (a) the United States or (b) a Sanctioned Country.
“Eligible In-Transit Receivable” means, at any time, any In-Transit Receivable if (a) the related goods have been shipped not more than thirty (30) calendar days prior to such date, (b) the related Originator has not pledged inventory as collateral for any Debt and (c) no inventory of such Originator is encumbered in any way.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:
(a)the Obligor of which: (i) is either a U.S. Obligor or an Eligible Foreign Obligor; (ii) is not a Sanctioned Person; (iii) is not subject to any Insolvency Proceeding; (iv) is not an Affiliate of an Integra Party or the Parent; (v) does not have an aggregate Outstanding Balance of Pool Receivables as to which any payment, or part thereof, remains unpaid for one hundred twenty one (121) calendar days or more from the original due date for such payment that exceeds fifty percent (50%) of the aggregate Outstanding Balance of all of such Obligor’s Pool Receivables; (vi) is not a natural person; (vii) is not a material supplier to any Originator or an Affiliate of a material supplier; and (viii) is not a Temporarily Ineligible Obligor;
(b)for which an Insolvency Proceeding shall not have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
(c)that is denominated and payable only in Dollars in the United States of America or an Alternative Currency payable in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America;
(d)that does not have a due date which is more than two hundred ten (210) calendar days after the original invoice date of such Receivable;
(e)that arises under a Contract for the sale of goods or services on an arm’s-length basis in the ordinary course of the applicable Originator’s business;
(f)that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;
(g)that has been transferred by an Originator to the Borrower pursuant to the Purchase and Sale Agreement with respect to which transfer all conditions precedent under the Purchase and Sale Agreement have been met;
(h)that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any Applicable Laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(i)with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Official Body or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Purchase and Sale Agreement have been duly obtained, effected or given and are in full force and effect;
(j)that is not subject to any existing dispute, litigation, right of rescission, set-off (including, customer deposits, advance payments (including payments related to unearned revenues, but at any time prior to the occurrence of a Specific Reporting Event not including Earned Milestone Receivables), etc.), counterclaim, hold back defense, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable;
(k)that satisfies all applicable requirements of the Credit and Collection Procedures;
(l)that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02(a) of this Agreement;
(m)in which the Borrower owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including without any consent of the related Obligor or any Official Body);
(n)for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
(o)that (i) constitutes an “account” or “payment intangible” (as defined in the UCC), (ii) is not evidenced by instruments or chattel paper and (iii) does not constitute, or arise from the sale of, as extracted collateral (as defined in the UCC);
(p)that is neither a Defaulted Receivable nor a Delinquent Receivable;
(q)for which no Integra Party has established any offset or netting arrangements with the related Obligor in connection with the ordinary course of payment of such Receivable;
(r)that, other than for Eligible In-Transit Receivables, represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Borrower and the related goods or merchandise shall have been shipped and/or services performed; provided, that if such Receivable is subject to the performance of additional services, only the portion of such Receivables attributable to such additional services shall be excluded;

(s)which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
(t)which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;
(u)that represents amounts earned by the Originator thereof and payable by the related Obligor in accordance with the Contract related thereto that are not subject to the performance of any additional services by the Originator thereof or by the Borrower, other than, (i) the billing or invoicing of such Receivable in the case of an Eligible Unbilled Receivable and (ii) the obligation of the applicable Originator with respect to standard warranties and indemnities related to the goods or services sold that gave rise to such Receivable; provided, that if such Receivable is subject to the performance of additional services, only the portion of such Receivable attributable to such additional services shall be ineligible;
(v)that, if such Receivable is an In-Transit Receivable, is an Eligible In-Transit Receivable; and
(w)that, if such Receivable is a Foreign Currency Receivable, is an Eligible Foreign Currency Receivable.
“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, and (b) not more than thirty (30) calendar days have expired since the date such Unbilled Receivable arose.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interest in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, not including debt securities convertible into or exchangeable for capital stock.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA.
“Erroneous Payment” has the meaning set forth in Section 10.11(a).
“Erroneous Payment Notice” has the meaning set forth in Section 10.11(b).
“Euro” and “€” each mean the single currency of participating member states of the European Monetary Union.
“Euro VaR Percentage” means six percent (6.00%), or such other percentage designated as such by the Administrative Agent from time to time upon ten (10) Business Days’ written notice to the Borrower.
“Euro Volatility Reserve” means, at any time of determination, the product of (a) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Pool Receivables denominated in Euro at such time, times (b) the Euro VaR Percentage at such time.
“Event of Default” has the meaning specified in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01.
“Excess Concentration” means the sum of the following amounts, without duplication:
(a)the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(b)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible Foreign Obligors, over (ii) the product of (x) twenty five percent (25.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; provided, however, that the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible Foreign Obligors (A) organized in, and whose principal place of business is in, a country that has a long-term sovereign foreign-currency rating from and including “A” to and including “BBB-” by S&P or from and including “A2” to and including “Baa3” by Moody’s, shall not exceed fifteen percent (15.00%) of the aggregate Outstanding Balance of all Eligible Receivables, (B) organized in, and whose principal place of business is in, a country that has a long-term sovereign foreign-currency rating equal to or less than “BB+” by S&P or “Ba1” by Moody’s, shall not exceed five percent (5.00%) of the aggregate Outstanding Balance of all Eligible Receivables, (C) organized in, and whose principal place of business is in, the People’s Republic of China, shall not exceed seven and one half percent (7.50%) of the aggregate Outstanding Balance of all Eligible Receivables and (D) organized in, and whose principal place of business is in, a country other than the People’s Republic of China, shall not exceed five percent (5.00%) of the aggregate Outstanding Balance of all Eligible Receivables; plus
(c)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Unbilled Receivables, over (ii) the product of (x) twenty percent (20.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(d)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remain unpaid for sixty one (61) to ninety (90) calendar days from the original due date for such payment, over (ii) the product of (x) five percent (5.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(e)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that have a due date which is between ninety one (91) to one hundred twenty (120) calendar days after the original invoice date of such Receivable, over (ii) the product of (x) ten percent (10.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(f)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that have a due date which is between one hundred twenty one (121) to two hundred ten (210) calendar days after the original invoice date of such Receivable, over (ii) the product of (x) five percent (5.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(g)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible In-Transit Receivables, over (ii) the product of (x) two and a half percent (2.50%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(h)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remains unpaid for ninety one (91) or more days but less than or equal to one hundred twenty (120) days from the original due date for such Eligible Receivables, over (ii) the product of (x) two and a half percent (2.50%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(i)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are the federal government of the United States of America or any political subdivision, department, affiliate, agency or other entity thereof (which, for the avoidance of doubt, does not include any state or local government body or any political subdivision, department, affiliate, agency or other entity thereof), over (ii)

the product of (x) one percent (1.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(j)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables owing from the four (4) Group D Obligors with the four (4) largest Obligor Percentages of all Group D Obligors, over (ii) the product of (x) twelve percent (12.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Obligor” means each Obligor listed on Schedule IV, which schedule may be amended, modified, restated, supplemented or replaced from time to time with the consent of the Administrative Agent, the Majority Group Agents and the Borrower.
“Excluded Originator” means each Originator (or sub-division or business unit or other similar entity thereof) listed on Schedule IV, which schedule may be amended, modified, restated, supplemented or replaced from time to time with the consent of the Administrative Agent, the Majority Group Agents and the Borrower.
“Excluded Receivable” means any Receivable, (a) the Obligor of which is an Excluded Obligor or (b) the Originator of which is an Excluded Originator.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Section 4.03(f) and Section 4.03(g) and (d) any withholding Taxes imposed pursuant to FATCA.
“Facility Limit” means one hundred fifty million dollars ($150,000,000) as reduced or increased from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“Final Maturity Date” means the date that (i) is thirty (30) calendar days following the Scheduled Termination Date or (ii) such earlier date on which the Loans become due and payable pursuant to Section 9.01.
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.
“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.
“Fiscal Month” means each calendar month.
“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR, Daily 1M SOFR or Daily Simple SOFR, as applicable, or, if no floor is specified, zero.
“Foreign Currency Receivable” means, at any time, any Receivable that is denominated and payable in a lawful currency of a country other than the United States of America.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“GBP”, “Pounds Sterling” and “£” each mean the lawful currency of the United Kingdom.

“GBP VaR Percentage” means seven percent (7.00%), or such other percentage designated as such by the Administrative Agent from time to time upon ten (10) Business Days’ written notice to the Borrower.
“GBP Volatility Reserve” means, at any time of determination, the product of (a) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Pool Receivables denominated in GBP at such time, times (b) the GBP VaR Percentage at such time.
“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders and related Group Agent, (ii) for PNC, PNC as a Committed Lender and as a Group Agent, (iii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s related Group Agent and each other Lender for which such Group Agent acts as a Group Agent hereunder.
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P 1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the higher rating, and such deemed rating shall be used for the purposes of whether such rating satisfies clauses (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assumption Agreement, an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.
“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.

“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” to “A” by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P 2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the higher rating, and such deemed rating shall be used for the purposes of whether such rating satisfies clauses (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” to “BBB” by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P 3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the higher rating, and such deemed rating shall be used for the purposes of whether such rating satisfies clauses (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Lenders within such Group.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and S&P shall be a Group D Obligor.
“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other surety ship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Director” has the meaning set forth in Section 7.03(c).
“Information Package” means a report, in substantially the form of Exhibit F.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Official Body relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Integra Party” means, the Borrower, the Servicer, each Originator and the Performance Guarantor, either individually or collectively as the context may require.
“Integra Sales” has the meaning set forth in the preamble to this Agreement.
“Intended Tax Treatment” has the meaning set forth in Section 13.14.
“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).
“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each period of thirty (30) calendar days from the last day of the preceding Interest Period.
“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):
(a)if such Loan (or such portion of Capital thereof) is being funded by a Conduit Lender on such day through the issuance of Notes, the applicable CP Rate, or, at the election of the Borrower, the Term SOFR Rate or the Daily SOFR Rate; or
(b)if such Loan (or such portion of Capital thereof) is being funded by any Lender on such day other than through the issuance of Notes (including, without limitation, if a Conduit Lender is then funding such Loan (or such portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then funding such Loan (or such portion of Capital thereof)), then the Base Rate, the Term SOFR Rate or the Daily SOFR Rate as determined pursuant to Section 2.05; provided, however, that the Interest Rate applicable to any Loan that is not advanced on a Monthly Settlement Date shall be the Daily SOFR Rate for each day during the initial Interest Period applicable to such Loan from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date.
provided, however, that the “Interest Rate” for each Loan and any day while an Event of Default has occurred and is continuing shall be an interest rate per annum equal the sum of two and a half percent (2.50%) per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; provided, further, however, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Interim Report” means a report, in substantially the form of Exhibit I.
“International Trade Laws” means all Applicable Laws relating to export controls, trade embargoes, customs, and anti-boycott measures.
“In-Transit Receivable” means, at any time, any Receivable arising in connection with the sale of any goods or merchandise that as of such time, have been shipped but not delivered to the related Obligor.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.
“Lenders” means the Conduit Lenders and the Committed Lenders.

“Linked Account” means any deposit account which is or could be linked to a Collection Account by a controlled balance arrangement.
“Liquidity Amount” means, on any date of determination, the sum of (a) the amount of borrowing availability under the Credit Agreement, plus (b) unrestricted cash balances and liquid investments held by the Parent and its Affiliates.
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity for such Conduit Lender’s Loans.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Lender pursuant to the terms of a Liquidity Agreement.
“Loan” means any loan made by a Lender pursuant to Section 2.01.
“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).
“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed, as of the last day of such Fiscal Month, by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the four (4) most recent Fiscal Months, plus (ii) the product of (x) the sum of the Loss Horizon Terms Component, plus twenty percent (20.00%), and (y) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the fifth (5th) most recent Fiscal Month, plus (iii) the product of (x) the sum of the Loss Horizon Terms Component, plus five percent (5.00%), and (y) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the sixth (6th) most recent Fiscal Month, plus (iv) the product of (x) the sum of the Loss Horizon Terms Component, plus two and one-half percent (2.50%), and (y) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the seventh (7th) most recent Fiscal Month; by (b) the Net Receivables Pool Balance as of such date.

“Loss Horizon Terms Component” means (a) the Weighted Average Remaining Credit Terms of the most recent Fiscal Month minus thirty (30) divided by (b) thirty (30).
“Loss Reserve Percentage” means, at any time of determination, the product of (a) 2.00, times (b) the highest average of the Default Ratios for any three consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, times (c) the Loss Horizon Ratio.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Lenders representing more than fifty percent (50%) of the aggregate Commitments of all Committed Lenders in all Groups (or, if the Commitments have been terminated, have Lenders representing more than fifty percent (50%) of the aggregate outstanding Capital held by all the Lenders in all Groups); provided, however, that in no event shall the Majority Group Agents include fewer than two (2) Group Agents at any time when there are two (2) or more Groups.
“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Borrower, the Servicer, the Performance Guarantor and the Originators, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:
(a)the assets, operations, business or financial condition of such Person;
(b)the ability of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party;
(c)the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;
(d)the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Collateral; or
(e)the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral.
“Minimum Dilution Reserve Percentage” means, on any day, the product (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.
“Minimum Funding Threshold” means an amount equal to the lesser of (a) seventy five percent (75%) of the Facility Limit and (b) the Borrowing Base.
“Minimum Liquidity Amount” means a Liquidity Amount that is equal to or greater than three hundred million dollars ($300,000,000).

“Monthly Settlement Date” means the twenty-fifth (25th) calendar day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, the Servicer, any Originator, the Parent or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.
“Non-Deferred Committed Lender” has the meaning set forth in Section 2.02(b).
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision of such a government, whether federal, state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrative Agent.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
“Parent” means Integra LifeSciences Holdings Corporation, a Delaware corporation.
“Parent Group” has the meaning set forth in Section 7.03(c).
“Participant” has the meaning set forth in Section 13.03(e).
“Participant Register” has the meaning set forth in Section 13.03(f).
“PATRIOT Act” has the meaning set forth in Section 13.15.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA which any Originator, the Borrower or any other member of the Controlled Group has an obligation to contribute to or maintain or has made contributions within the preceding five (5) years.
“Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by the Lenders in such Committed Lender’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans at such time.
“Performance Guarantor” means Integra LifeSciences Holdings Corporation, a Delaware corporation.
“Performance Guaranty” means the Amended and Restated Performance Guaranty, dated as of April [3], 2026, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.
“PINACLE” means PNC’s PINACLE® credit management service and any and all services and systems provided or used in connection therewith, and any similar or replacement electronic credit administration services implemented by PNC.
“PINACLE Agreement” means a separate written agreement between the Borrower and PNC regarding PINACLE, and any amendments, modifications or replacements thereof.
“Platform” means PINACLE or any of Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which any Conduit Lender is obligated to reimburse the applicable

Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Lender to any Program Support Provider of any Loan (or portions thereof or participation interest therein) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Lender, any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.
“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.
“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.
“Rating Agency” mean each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Lender).
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction. Notwithstanding the foregoing, “Receivable” shall not include any Excluded Receivables.
“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Purchase and Sale Agreement prior to the Termination Date.
“Register” has the meaning set forth in Section 13.03(c).
“Related Committed Lender” means with respect to any Conduit Lender, each Committed Lender listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assumption Agreement.

“Related Conduit Lender” means, with respect to any Committed Lender, each Conduit Lender which is, or pursuant to any Assignment and Acceptance Agreement or Assumption Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Lender in such Committed Lender’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement, Assumption Agreement or other agreement executed by such Committed Lender, as the case may be.
“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a)all of the Borrower’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;
(b)all instruments and chattel paper that may evidence such Receivable;
(c)all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and
(e)all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents.
“Release” has the meaning set forth in Section 3.01(a).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relief Period” means the Fiscal Months beginning with and including September 2025 through and including February 2026.
“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA for which the notice provision has not been waived under the applicable regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA

Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Representatives” has the meaning set forth in Section 13.06(c).
“Required Capital Amount” means, as of any date of determination, an amount equal to the product of (a) the Loss Reserve Percentage at such time times, multiplied by (b) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Restricted Payments” has the meaning set forth in Section 7.01(v).
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sanctions” means Applicable Laws relating to economic or financial sanctions, sectoral sanctions, or secondary sanctions, administered, or enforced from time to time by any Compliance Authority.
“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above; or (d) otherwise the subject or target of Sanctions.
“Sanctioned Jurisdiction” means, at any time, any country, area, territory, or jurisdiction that is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine), as well as the Kherson and Zaporizhzhia regions of Ukraine.
“Scheduled Termination Date” means April [3], 2029.
“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Amounts” has the meaning set forth in Section 12.02(a).
“Servicer Indemnified Party” has the meaning set forth in Section 12.02(a).

“Servicing Fee” means the fee referred to in Section 8.06(a) of this Agreement.
“Servicing Fee Rate” means the rate referred to in Section 8.06(a) of this Agreement.
“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” means ten (10) basis points (0.10%) per annum.
“SOFR Determination Date” shall have the meaning set forth in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” shall have the meaning set forth in the definition of “Daily Simple SOFR”.
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Specifically Reserved Dilution Amount” means for any Fiscal Month, an amount computed on the last day of such Fiscal Month, equal to the greater of:
(a)the product of (i) the U.S. Dollar Equivalent of the aggregate amount of dilution or similar adjustments arising out of volume rebates, terms discounts, indirect rebates, direct rebates (net of any direct rebate recovery), key promotional programs or similar arrangements which are customary for the Originators and specified in the related Contract or applicable marketing program related to the applicable Receivable and Obligor thereof that are expected by the Servicer to be made or otherwise incurred with respect to the then outstanding Pool Receivables as such expected dilution and similar adjustments are reflected on the books and records of the Originators and their Affiliates and reserved for by the Originator and their Affiliates (GL Account # 231230), as determined in consultation with the external accountants of the Originators and in accordance with the customary procedures established by the Originators and such accountants and (ii) one hundred percent (100.00%) (or such lesser percentage specified by the Administrative Agent upon not less than five (5) Business Days’ notice to the Borrower to reflect such percentage as the Administrative Agent reasonably believes best reflects the reserve coverage relative to Pool Receivables based on the observed historical information and/or the results of any audit or field exam of the Originators; and
(b)the product of (i) the aggregate credit sales made by each Originator, as applicable, during the most recent Fiscal Month and (ii) three percent (3.00%) (or such other percentage specified by the Administrative Agent upon not less than five (5) Business Days’ notice to the Borrower to reflect such percentage as the Administrative Agent reasonably believes best reflects the dilution activity described in section (a) herein based on the observed historical information and/or the results of any audit or field exam of the Originators.
“Specific Reporting Event” shall occur when (i) the Minimum Liquidity Amount has not been maintained for a period of five (5) consecutive Business Days; provided, that such Specific Reporting Event shall cease to occur once the Minimum Liquidity Amount has been maintained for a period of thirty (30) consecutive calendar days or (ii) as of the date most recently reported by the Servicer, the Consolidated Total Leverage Ratio is greater than, or equal to, 4.50:1.00.
“Spot Rate” means, on any day, (a) for the purpose of exchanging U.S. Dollars to Alternative Currency or Alternative Currency to U.S. Dollars in connection with applying funds to pay amounts owing hereunder or under the Transaction Documents in accordance with this Agreement, the actual rate used by the Administrative Agent’s principal foreign exchange trading office for the purchase by the Administrative Agent of the applicable currency with the other currency through its principal foreign exchange trading office, and (b) for the purpose of making any calculation hereunder that does not require the actual exchange of U.S. Dollars for Alternative Currency or Alternative Currency for U.S. Dollars to make a payment of amounts owing hereunder or under the Transaction Documents, (i) with respect to the determination of the U.S. Dollar Equivalent of any amount denominated in Alternative Currency, the exchange rate at which such Alternative Currency may be exchanged into U.S. Dollars as set forth at approximately 11:00 a.m. New York City time, on such day as published on the Bloomberg Key Cross-Currency Rates Page for such Alternative Currency or (ii) with respect to the determination of the Alternative Currency equivalent of any amount denominated in U.S. Dollars, the exchange rate at which U.S. Dollars may be exchanged into Alternative Currency as set forth at approximately 11:00 a.m. New York City time, on such day as published on the Bloomberg Key Cross-Currency Rates Page for U.S. Dollars. In the event that such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent and is reasonably satisfactory to the Servicer, or, in the absence of such an agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. New York time, on such date for the purchase of U.S. Dollars with the applicable Alternative Currency for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.
“Sub-Servicer” has the meaning set forth in Section 8.01(d).
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body and all interest, penalties, additions to tax and any similar liabilities with respect thereto.
“Temporarily Ineligible Obligor” means Promedon Do Brazil or any other Obligor requested by the Borrower and consented to in writing by the Majority Group Agents in their sole discretion until such time that the Majority Group Agents and the Borrower mutually agree that such Obligor is no longer deemed ineligible (including, for the avoidance of doubt, Promedon Do Brazil).
“Temporarily Ineligible Receivable” means any Receivable the Obligor of which is a Temporarily Ineligible Obligor.
“Term SOFR” shall mean, with respect to any Loan (or portion thereof) to which the Term SOFR Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the

Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If Term SOFR, determined as provided above, would be less than the Floor, then Term SOFR shall be deemed to be the Floor. Term SOFR shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Determination Date” shall have the meaning set forth in the definition of “Term SOFR”.
“Term SOFR Option” means the option of the Borrower to have Loans bearing interest at the rate and under the terms specified in Section 2.05(a)(ii).
“Term SOFR Rate” means with respect to Loans to which the Term SOFR Option applies, a fluctuating interest rate per annum as shall be in effect from time to time equal to (a) Term SOFR, plus (b) the SOFR Adjustment.
“Term SOFR Rate Loan” means a Loan that bears interest based on the Term SOFR Rate.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.01 (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e) and (d) the date as determined pursuant to Section 7.01(z)(i).
“Total Reserves” means, at any time of determination, an amount equal to the sum of (a) the product of (i) the sum of: (A) the Yield Reserve Percentage, plus (B) the greatest of (I) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (II) the sum of the Loss Reserve Percentage plus the Dilution Reserve Percentage, multiplied by (ii) the Adjusted Net Receivables Pool Balance at such time, plus (b) the Currency Reserve Amount; provided, that Temporarily Ineligible Receivables shall be excluded from each component of the calculations used to determine Total Reserves.
“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Account Control Agreement(s), the Fee Letter, each Subordinated Note, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Transaction Information” means any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating including, without limitation, information in connection with the Borrower, the Originator, the Servicer or the Receivables.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.
“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.
“Unmatured Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.
“U.S. Dollar Equivalent” means, on any date on which a determination thereof is to be made, with respect to (a) any amount denominated in U.S. Dollars, such amount and (b) any amount denominated in an Alternative Currency, the U.S. Dollar equivalent of such amount of such Alternative Currency determined by reference to the Spot Rate determined as of such determination date.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Obligor” means an Obligor that is (a) a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof, (b) the federal government of the United States of America or any political subdivision, department, affiliate, agency or other entity thereof, and (c) any state or local government body in the United States of America or any political subdivision, department, affiliate, agency or other entity thereof.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(f)(ii)(B)(3).
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Voting Securities” means, with respect to any Person, securities or other ownership interests having by the terms thereof ordinary voting power to elect the board of directors or other persons performing similar functions of such Person (irrespective of whether or not at such time securities or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).
“Weighted Average Remaining Credit Terms” means, for any Fiscal Month, the weighted average (weighted based on the Outstanding Balance of all Pool Receivables) remaining payment period (computed in days and calculated based on the difference between the date of determination and the stated due date for payment) of invoices for all Pool Receivables (for which the related stated due date for payment has not occurred as of such date of determination) as of the last day of such Fiscal Month.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Yield Reserve Percentage” means at any time of determination:
1.50 x DSO x (BR + SFR)
        360
where:
BR    =    the Base Rate;
DSO    =    the Days’ Sales Outstanding for the most recently ended Fiscal Month; and
SFR    =    the Servicing Fee Rate.
SECTION 1.02.Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.
ARTICLE II

TERMS OF THE LOANS
SECTION 2.01.Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Lenders, ratably, in accordance with the aggregate of the Commitments of the Related Committed Lenders with respect to each such Conduit Lender, severally and not jointly, may, in their sole discretion, make Loans to the Borrower on a revolving basis, and if and to the extent any Conduit Lender does not make any such requested Loan or if any Group does not include a Conduit Lender, the Related Committed Lender(s) for such Conduit Lender or the Committed Lender for such Group, as the case may be, shall, ratably in accordance with their respective Commitments and subject to Section 2.02(b), severally and not jointly, make such Loans to the Borrower, in either case, from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if, after giving effect to such Loan:
(a)the Aggregate Capital would exceed the Facility Limit at such time;
(b)the sum of (A) the Capital of such Lender, plus (B) the aggregate outstanding Capital of each other Lender in its Group, would exceed the Group Commitment of such Lender’s Group;
(c)if such Lender is a Committed Lender, the aggregate outstanding Capital of such Committed Lender would exceed its Commitment; or
(d)the Aggregate Capital would exceed the Borrowing Base at such time.
SECTION 2.02.Making Loans; Repayment of Loans.
(a)Each Loan hereunder shall be made at the written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A; provided, that, at any time when PNC (or an Affiliate thereof) is the Administrative Agent and the Borrower has entered into a PINACLE Agreement, then any request for a Loan made by the Borrower using PINACLE shall constitute a Loan Request. Each Loan Request (1) shall be made by the Borrower no later than (x) in the case of a Loan Request made pursuant to PINACLE, 4:00 p.m. New York City time at least two (2) Business Days prior to the proposed date of such Loan, or (y) in the case of any other Loan Request, 1:00 p.m. New York City time at least two (2) Business Days prior to the proposed date of such Loan (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and (2) shall specify (i) the amount of the Loan(s) requested (which shall not be less than one million dollars ($1,000,000) and shall be an integral multiple of one hundred thousand dollars ($100,000)), (ii) other than for a Loan Request made pursuant to PINACLE, the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).
(b)On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article V and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request. Notwithstanding anything to the contrary set forth in this Section 2.02(b) or otherwise in this Agreement, the parties hereto hereby acknowledge and agree that the Committed Lender in any Group that includes a Conduit Lender may, in its sole discretion, by written notice (a “Deferred Funding Notice”) delivered to the Administrative Agent and the Borrower, elect to fund its related portion of any Loan requested by the Borrower in accordance with Section 2.02(a) on or before the thirty-third (33rd) day (or, if such day is not a Business Day, the next succeeding Business Day) following the Borrower’s delivery of the related Loan Request (the “Deferred Funding Date”), rather than on the date requested in such Loan Request (any Committed Lender making such an election, a “Deferred Committed Lender” and any Committed Lender that is not a Deferred Committed Lender with respect to any Loan Request, a “Non-Deferred Committed Lender” with respect to such Loan Request). Each Deferred Funding Notice shall be delivered by the applicable Deferred Committed Lender (or its Group Agent on its behalf) to the Borrower and the Administrative Agent not later than 12:00 p.m. New York City time) one (1) Business Day prior to the date such proposed Loan is to be made. No Deferred Committed Lender (or, for the avoidance of doubt, any related Conduit Lender) shall be obligated to fund its ratable portion of such Loan being requested until the applicable Deferred Funding Date. A Deferred Committed Lender shall (or its related Conduit Lender may, in its sole discretion) fund its ratable portion of such Loan being requested on the applicable Deferred Funding Date (including, without limitation, if such Deferred Funding Date occurs on or after the Termination Date). The Borrower shall be obligated to accept the proceeds of such Deferred Committed Lender’s ratable portion of a Loan requested on the applicable Deferred Funding Date in accordance with this Section 2.02(b). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the parties hereto acknowledge and agree that a Deferred Committed Lender that (i) has timely delivered a Deferred Funding Notice to the Borrower with respect to any Loan Request and (ii) funds its ratable portion of the Loan requested on the applicable Deferred Funding Date, will not be in default of its obligations under this Agreement solely due to its failure to fund its ratable portion of such Loan on the date requested in such Loan Request.

In the event that one or more Committed Lenders is a Deferred Committed Lender with respect to any Loan Request and the Administrative Agent has received notice thereof in accordance with this Section 2.02(b), the Administrative Agent shall notify each of the Non-Deferred Committed Lenders not later than 4:00 p.m. (New York City time) on the Business Day preceding the date requested in such Loan Request. Each of the Non-Deferred Committed Lenders may, in its sole discretion, make available to the Borrower a supplemental Loan (a “Deferred Supplemental Loan”) in a principal amount equal to the aggregate principal of the Loan that was unfunded by Deferred Committed Lenders multiplied by a fraction, the numerator of which is the Commitment of such Non-Deferred Committed Lender and the denominator of which is the aggregate Commitment of all Non-Deferred Committed Lenders. Each of the Non-Deferred Committed Lenders shall notify the Administrative Agent, the Borrower and the Servicer no later than 11:00 a.m. (New York City time) on the date requested in such Loan Request whether or not such Non-Deferred Committed Lender agrees, in its sole discretion, to make such Deferred Supplemental Loan. Any Non-Deferred Committed Lender not responding prior to 11:00 a.m. (New York City time) on the date requested in such Loan Request shall be deemed to have declined to fund such Deferred Supplemental Loan. Such Deferred Supplemental Loans shall, upon satisfaction of the applicable conditions set forth in Article V and pursuant to the other conditions set forth in this Article II, be made by wire transfer in Dollars in same day funds no later than 1:00 p.m. (New York City time) two (2) Business Days following the related date requested in such Loan Request. On the Deferred Funding Date for each Deferred Committed Lender, the Servicer shall, at the written direction of the Borrower, apply the fundings made by the related Deferred Committed Lender (i) first, pro rata to repay any Deferred Supplemental Loans made by the Non-Deferred Committed Lenders pursuant to this Section 2.02(b) until such time as all Capital is held by the Committed Lenders pro rata in accordance with their Commitments and (ii) second, after the principal of Deferred Supplemental Loans made by Non-Deferred Committed Lenders has been repaid by the related Loans funded by the Deferred Committed Lenders, to the Borrower, the portion of the requested Loan that was unfunded after giving effect to Deferred Supplemental Loans. The proceeds of any Loan when funded by a Deferred Committed Lender on the applicable Deferred Funding Date shall be applied in accordance with the preceding sentence and the Borrower and each Lender shall be obligated to accept the proceeds of any Loan when funded by a Deferred Committed Lender as set forth therein.
(c)Each Committed Lender’s obligation shall be several, such that the failure of any Committed Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Committed Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Committed Lender shall be responsible for the failure of any other Committed Lender (other than a Committed Lender in its Group) to make funds available to the Borrower in connection with any Loan hereunder).
(d)The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 3.01 and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders (i) on any Business Day if, at such time, (A) PNC (or an Affiliate thereof) is the Administrative Agent, (B) the Borrower has entered into a PINACLE Agreement and (C) such prepayment is made with PINACLE; provided, that any such prepayment made with PINACLE after 4:00 p.m. New York City time on any day shall be deemed to have been made on the next occurring Business Day, or (ii) on any Business Day upon at least (x) with respect to any Base Rate Loan, one (1) Business Day’s prior written notice thereof to the Administrative Agent and each Group Agent, and (y) with respect to any Term SOFR Rate Loan or Daily SOFR Rate Loan, three (3) Business Days prior written notice thereof to the Administrative Agent and each Group Agent, in any case in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of one hundred thousand dollars ($100,000) and shall be an integral multiple of one hundred thousand dollars ($100,000); provided, however, that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time or the outstanding Capital of the Lenders to zero ($0), (ii) the Borrower shall not provide any Reduction Notice or corresponding notice through PINACLE as contemplated above, and no such Reduction Notice or corresponding notice through PINACLE shall be effective, if after giving effect thereto, the Aggregate Capital at such time would be less than an amount equal to the Minimum Funding Threshold and (iii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date; provided, further, that the Borrower shall not provide any Reduction Notice, and no such Reduction Notice shall be effective, if after giving effect thereto, the Aggregate Capital at such time would be less than the Minimum Funding Threshold.
(e)All prepayments required pursuant to this Section 2.02 shall be applied first to Base Rate Loans, then to Daily SOFR Rate Loans, then to Term SOFR Rate Loans. In accordance with Section 12.01, the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Term SOFR Option or Daily SOFR Option on any day other than the last day of the applicable Interest Period.
(f)Decreases or Increases in Commitments.
(i)The Borrower may, at any time upon at least thirty (30) calendar days’ prior written notice to the Administrative Agent and each Group Agent, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of five million dollars ($5,000,000) or integral multiples of one million dollars ($1,000,000) in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than one hundred million dollars ($100,000,000). In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Lender shall be ratably reduced.
(ii)So long as no Event of Default or Unmatured Event of Default has occurred and is continuing, the Borrower may, with the prior written consent of the

Majority Group Agents (in their sole discretion), upon thirty (30) calendar days’ prior written notice to the Administrative Agent and the Majority Group Agents, from time to time, request an increase in the Commitment with respect to one or more Lenders (and a related increase in the Facility Limit) or cause additional Persons to become parties to this Agreement, as lenders, at any time following the Closing Date and prior to the Termination Date; it being understood and agreed that the Administrative Agent, any Majority Group Agent or any Lender increasing its Commitment pursuant to this Section 2.02(e)(ii) may request any of (A) resolutions of the Board of Managers of the Borrower approving or consenting to such Commitment increase and authorizing the execution, delivery and performance of any amendment to this Agreement, (B) a corporate and enforceability opinion of counsel of the Borrower and (C) such other documents, agreements and opinions reasonably requested by the Administrative Agent, such Majority Group Agent or such Lender. For the avoidance of doubt, Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Lender’s Commitment.
(g)In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of Lenders in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.
(h)The Borrower hereby covenants and agrees from time to time to request Loans pursuant to Section 2.02(a) in amounts and at such times such that the Aggregate Capital at all times is no less than the Minimum Funding Threshold at such time; it being understood and agreed that each Credit Extension pursuant to this Agreement is subject to the applicable conditions set forth in Article V and the other conditions set forth in this Article II.
SECTION 2.03.Interest and Fees.
(a)On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to each Group Agent, each Lender, the Administrative Agent and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

Undrawn Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender as provided in Section 2.06.
(b)Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest (including, for the avoidance of doubt, all Interest accrued on Loans during an Interest Period regardless of whether the applicable Interest Period has ended), Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 3.01.
SECTION 2.04.Records of Loans. Each Group Agent shall record in its records, the date and amount of each Loan made by the Lenders in its Group hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 13.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.
SECTION 2.05.Selection of Interest Rates.
(a)The Borrower shall have the right to select from the following types of Interest Rate applicable to a Loan:
(i)Base Rate Option: the Base Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed), subject to change automatically from time to time effective as of the effective date of each change in the Base Rate;
(ii)Term SOFR Option: the Term SOFR Rate (computed on the basis of a year of 360 days and actual days elapsed) as determined for each applicable Interest Period; or
(iii)Daily SOFR Option: the Daily SOFR Rate (computed on the basis of a year of 360 days and actual days elapsed) as determined for each applicable Interest Period.
(b)So long as no Event of Default has occurred and is continuing, the Borrower may from time to time elect to change or continue the type of Interest Rate borne by each Loan or, subject to the minimum amount requirement for each outstanding Loan set forth in Section 2.02, a portion thereof by notice to the Administrative Agent not later than 11:00 a.m. (New York City time), one (1) Business Day prior to the expiration of the applicable Interest Period, as applicable; provided, that there shall not be more than three (3) Loans accruing interest at any Interest Rate and outstanding hereunder at any one time; provided, further, that for the avoidance of doubt, any change to the Interest Rate applicable to a Loan shall not be effective until the Monthly Settlement Date occurring after the date of such request. Any such notices requesting the continuation or conversion of a Loan to the Administrative Agent may be given by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent).
(c)If, by the time required in Section 2.05(a), the Borrower fails to select an Interest Rate for any Loan, such Loan shall automatically accrue Interest at the Daily SOFR Rate for the next occurring Interest Period.
SECTION 2.06.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)Undrawn Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender.
(b)The Commitment and Capital of such Defaulting Lender shall not be included in determining whether the Majority Group Agents have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 13.01); provided, that, except as otherwise provided in Section 13.01, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby (if such Lender is directly affected thereby).
(c)In the event that the Administrative Agent, the Borrower and the Servicer each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Percentage; provided, that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Lender to Lender that is not a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 3.01.Settlement Procedures.
(a)The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, upon the occurrence and during the continuation of a Specific Reporting Event or at any time Days’ Sales Outstanding exceeds fifty-five (55) calendar days, if so requested by the Administrative Agent, promptly upon (but in no event later than one (1) Business Day after) receipt of such request, segregate in a separate account approved by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion, for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 5.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Purchase and Sale Agreement or (ii) amounts owing by the Borrower to the Originators under the Subordinated Notes (each such release, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:
(i)first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);
(ii)second, to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 4.03 and 12.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 4.03 and 12.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;
(iii)third, as set forth in clause (A), (B) or (C) below, as applicable:
(A)prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date or the Aggregate Capital on such date exceeds the Facility Limit, to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0) or the amount necessary to reduce the Aggregate Capital to an amount equal to or less than the Facility Limit, as applicable;
(B)on and after the occurrence of the Termination Date, to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; or
(C)prior to the occurrence of the Termination Date, at the election of the Borrower from time to time and in accordance with Section

2.02(d), to the payment of all or any portion of the outstanding Capital of the Lenders at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);
(iv)fourth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and
(v)fifth, the balance, if any, to be paid to the Borrower for its own account.
(b)All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties) shall be paid or distributed to the related Group Agent at its Group Agent’s Account. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof.
(c)If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required, for any reason relating to any act or omission of any Integra Party or any Insolvency Event relating to any Integra Party, to pay over to any Person any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.
(d)For the purposes of this Section 3.01:
(i)If, on any day, the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a);
(ii)if on any day any of the representations or warranties in Section 6.01(o) or Section 6.01(w) is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a) (Collections deemed to have been received pursuant this Section 3.01(d) are hereinafter sometimes referred to as “Deemed Collections”);
(iii)except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
SECTION 3.02.Payments and Computations, Etc.
(a)All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than noon (12:00 p.m.) (New York City time) on the day when due in same day funds to the applicable Group Agent’s Account.
(b)Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand.
(c)All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST
SECTION 4.01.Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;
(ii)subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Loan or (B) affecting its obligations or rights to make Loans;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Affected Person of participating in, converting to, continuing or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder (whether of principal, interest or any other amount) then, upon request of such Affected Person, the Borrower will pay to such Affected Person, as the case may be, such additional amount or amounts as will compensate such Affected Person, as the case may be, for such additional costs incurred or reduction suffered; provided, that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR-based interest rate to add (or otherwise account for) such reserve percentage.
(b)Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document or related Program Support Agreement, (C) the Loans made by such Affected Person or (D) any Capital (or portion thereof), to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Borrower will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.
(c)Adoption of Changes in Law. The Borrower acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document or Program Support Agreement), and may commence allocating charges to or seeking compensation from the Borrower under this Section 4.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Borrower agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 4.01, without regard to whether such effective date has occurred.
(d)Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section 4.01 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.
(e)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 4.01 shall not constitute a waiver of such Affected Person’s right to demand such compensation.
(f)Replacement of Lenders. If any Lender requests compensation under this Section 4.01, or if the Borrower is required to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 4.03, the Borrower may replace such Lender in accordance with Section 13.03(j).
SECTION 4.02.Funding Losses.
(a)The Borrower will pay each Lender its ratable portion of Breakage Fees in accordance herewith.
(b)A certificate of a Lender (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.
SECTION 4.03.Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Credit Party, Affected Person or Borrower Indemnified Party) requires the deduction or withholding of any Tax from any such payment by a Credit Party, Affected Person or Borrower Indemnified Party, then the applicable Credit Party, Affected Person or Borrower Indemnified Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Credit Party, Affected Person or Borrower Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within ten (10) calendar days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body and a certificate as to the amount of such payment or liability, as well as the payee and other information necessary for the Borrower to make such payment, delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.
(d)Indemnification by the Lenders. Each Lender (other than the Conduit Lenders) shall severally indemnify the Administrative Agent, within ten (10) calendar days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons to comply with Section 13.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Lender (other than the Conduit Lenders) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Affected Persons.
(i)Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(f)(ii)(A), 4.03(f)(ii)(B) and 4.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person
(ii)Without limiting the generality of the foregoing:
(A)an Affected Person that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Affected Person becomes a party to this Agreement and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, executed originals of Internal Revenue Service

Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding tax;
(B)any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Affected Person becomes a party to this Agreement and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:
(1)in the case of such an Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of Internal Revenue Service Form W-8ECI;
(3)in the case of such an Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN; or
(4)to the extent such Affected Person is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Affected Person is a partnership and one or more direct or indirect partners of such Affected Person are claiming the portfolio interest exemption, such Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and
(C)any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Affected Person becomes a party to this Agreement and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(g)Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with FATCA.
(h)Survival. Each party’s obligations under this Section 4.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.
(i)Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 4.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(j)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section

4.03 (including by the payment of additional amounts pursuant to this Section 4.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (j) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this clause (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
SECTION 4.04.Conforming Changes Relating to Term SOFR or Daily 1M SOFR. With respect to Term SOFR or Daily 1M SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided, that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
SECTION 4.05.Security Interest.
(a)As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a valid, continuing and perfected first priority security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreement, (vi) all other personal and fixture property or assets of the Borrower of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter of credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
(b)The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
(c)Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute (if applicable) and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.
SECTION 4.06.Rate Unascertainable; Illegality; Benchmark Replacement Setting.
(a)Rate Unascertainable. If at any time:
(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate or the Daily SOFR Rate, as applicable, cannot be determined pursuant to the definition thereof; or
(ii)the Majority Group Agents determine that for any reason in connection with any request for a Term SOFR Rate Loan or a Daily SOFR Rate Loan or conversion thereto or continuation thereof that the Term SOFR Rate does not adequately and fairly reflect the cost to the Lenders of funding, establishing or maintaining such Term SOFR Rate Loan during the applicable Interest Period, or the Daily SOFR Rate does not adequately and fairly reflect the cost to the Lenders of funding, establishing or maintaining such Daily SOFR Rate Loan, as applicable, and the Majority Group Agents have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.06(c).
(b)Illegality. If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan or Daily SOFR Rate Loan, or the determination or charging of interest rates based on the Term SOFR Rate or the Daily SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Applicable Law), then the Administrative Agent shall have the rights specified in Section 4.06(c).
(c)Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.06(a) above, the Administrative Agent shall promptly notify the Group Agents and the Borrower thereof, and in the case of an event specified in Section 4.06(b) above, the Majority Group Agents shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Group Agents and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) the relevant Group Agents, in the case of such notice given by the Majority Group Agents, to allow the Borrower to select, convert to, renew or continue a Term SOFR Rate Loan or a Daily SOFR Rate Loan, as applicable, shall be suspended (to the extent of the affected Term SOFR Rate Loan, Daily SOFR Rate Loan or Interest Periods) until the Administrative Agent shall have later notified the Borrower, or the Majority Group Agents shall have later notified the Administrative Agent, of the Administrative Agent’s or the Majority Group Agents’, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. Upon a determination by Administrative Agent under Section 4.06(a), (i) if the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Rate Loan or a Daily SOFR Rate Loan and the Term SOFR Option or the Daily SOFR Option, as applicable, has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Loan, (ii) any outstanding affected Daily SOFR Rate Loans will be deemed to have been converted into Base Rate Loans immediately, and (iii) any outstanding affected Term SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. If the Majority Group Agents notify the Administrative Agent of a determination under Section 4.06(b), the Borrower shall, subject to the Borrower’s indemnification obligations under Section 12.01, as to any Loan of a Lender to which a Term SOFR Option or a Daily SOFR Option applies, on the date specified in such notice either convert such Loan to a Base Rate Loan otherwise available with respect to such Loan or prepay such Loan in accordance with Section 2.02. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan upon such specified date.
(d)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Group Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Majority Group Agents.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Group Agents of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 4.06.
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate or the Daily SOFR Rate, as applicable, the Borrower may revoke any pending request for a Loan bearing interest based on such rate or conversion to or continuation of Loans bearing interest based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Loan or conversion to a Base Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
SECTION 4.07.Benchmark Replacement Notification. Section 4.06(d) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate or the Daily SOFR Rate, as applicable, is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or the Daily SOFR Rate, as applicable, or with respect to any alternative or successor rate thereto, or replacement rate therefor.
ARTICLE V

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS
SECTION 5.01.Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit H hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 5.02.Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)in the case of a Loan, the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);
(b)the Servicer shall have delivered to the Administrative Agent and each Group Agent all Information Packages required to be delivered hereunder;
(c)the conditions precedent to such Credit Extension specified in Section 2.01(a) through (d) shall be satisfied;
(d)on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;
(ii)no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;
(iv)the Aggregate Capital would not equal an amount less than the Minimum Funding Threshold after giving effect to such Credit Extension; and
(v)the Termination Date has not occurred.
SECTION 5.03.Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, in each case, through the date of such Release, (y) the amount of any Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Release;
(b)the Borrower shall use the proceeds of such Release solely to pay (x) the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Purchase and Sale Agreement and (y) any amounts owing by the Borrower to the Originators under the Subordinated Notes; and
(c)on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;
(ii)no Event of Default has occurred and is continuing, and no Event of Default would result from such Release;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Release; and
(iv)the Termination Date has not occurred.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
SECTION 6.01.Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day on which a Credit Extension shall have occurred:
(a)Formation and Good Standing. The Borrower is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)Due Qualification. The Borrower is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization. The Borrower (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
(d)Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Borrower is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral or any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
(f)Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower before any Official Body and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Official Body that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivables or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the

Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
(g)No Consents. The Borrower is not required to obtain the consent of any other party or any consent, order, license, approval, registration, authorization, action or declaration of or with any Official Body in connection with the grant of a security interest in the Collateral by the Borrower to the Administrative Agent hereunder or the due execution, delivery, or performance by the Borrower of this Agreement or any other Transaction Document to which it is a party or the consummation by the Borrower of the transactions contemplated by this Agreement or any other Transaction Documents to which it is a party that has not already been obtained and are in full force and effect or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.
(h)Offices; Legal Name. The Borrower’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four (4) months prior to the date of this Agreement. The office of the Borrower is located at 1100 Campus Road, Princeton, New Jersey 08540. The legal name of the Borrower is Integra Receivables LLC.
(i)Investment Company Act; Volcker Rule. The Borrower (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
(j)No Material Adverse Effect. Since the date of formation of the Borrower there has been no Material Adverse Effect with respect to the Borrower.
(k)Accuracy of Information. All Information Packages, Interim Reports, Loan Requests, certificates, reports, statements, documents and other information, other than financial projections, furnished to the Administrative Agent or any other Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(l)Sanctions/Anti-Corruption/Anti-Money Laundering/International Trade Law Compliance.
(i)Each Covered Entity, and each Covered Entity’s directors, officers, and any employee, and to the knowledge of any Integra Party any agent, or Affiliate acting on behalf of any Covered Entity: (a) is not a Sanctioned Person; (b) does not do business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction (except, solely as to such business or derivation of income by any Covered Entity that is not an Integra Party, as disclosed by the Borrower or the Servicer to the Administrative Agent); and (c) is not in violation of, and is not, directly or indirectly, taking any action that could cause any Covered Entity to be in violation of, applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws.
(ii)Each Covered Entity, and each Covered Entity’s directors, officers and employees, and to the knowledge of any Integra Party, any agent or Affiliate acting on behalf of any Covered Entity: (x) is not in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; and (y) is not the target or subject of any investigation, nor has it received any request for information, involving any allegation relating to a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by an Official Body.
(iii)Each Covered Entity has instituted, maintains, and enforces policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.
(iv)There is no Covered Property pledged as Collateral.
(m)Transaction Information. None of the Borrower, any Affiliate of the Borrower or any third party with which the Borrower or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(n)Compliance with Law. The Borrower has complied in all respects with all Applicable Laws to which it may be subject, except to the extent that any such noncompliance could not reasonably be expected to have a Material Adverse Effect.
(o)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.
(p)Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(q)Taxes. The Borrower has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except to the extent that any such non-filing or non-payment could not reasonably be expected to have a Material Adverse Effect.
(r)Opinions. The facts regarding the Borrower, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(s)Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects (unless such representation and warranty contains a materiality qualifier, in which case such representation and warranty shall be true and correct as made) as of the date when made, except for any such representation and warranty that applies as to an earlier date (in which case, such representation and warranty shall be true and correct in all material respects (unless such representation and warranty contains a materiality qualifier, in which case such representation and warranty shall be true and correct as made) as of such earlier date).
(t)No Linked Accounts. There are no Linked Accounts with respect to any Collection Account.
(u)Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).
(v)Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.
(w)Perfection Representations.
(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims in such Collateral.
(ii)The Receivables constitute “accounts” or “payment intangibles” within the meaning of Section 9-102 of the UCC.
(iii)The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.
(iv)All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale or contribution of the Receivables and Related Security from each

Originator to the Borrower pursuant to the Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement.
(v)Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Collateral. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.
(vi)Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 6.01(w) shall be continuing and remain in full force and effect until the Final Payout Date.
(x)The Lock-Boxes and Collection Accounts.
(i)Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)Ownership. Each Lock-Box and Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.
(iii)Perfection. The Borrower has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.
(iv)Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Borrower. Neither the Borrower nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.
(y)Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(z)Tax Status. The Borrower (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes.
(aa)Liquidity Coverage Ratio. The Borrower has not, does not and will not during this Agreement (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act or that may be offered for sale under Rule 144A or a similar exemption from registration under the Securities Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interest other than debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Parent for purposes of generally accepted accounting principles.
(ab)Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Release, on each Settlement Date and on the date each Information Package, Interim Report or other report is delivered to the Administrative Agent or any Group Agent hereunder, the Borrower shall be deemed to have certified that (i) all representations and warranties of the Borrower hereunder are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) as of such date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Release.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section 6.01 shall be continuing, and remain in full force and effect until the Final Payout Date.
SECTION 6.02.Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day on which a Credit Extension shall have occurred:
(a)Organization and Good Standing. The Servicer is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization. The Servicer (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary action the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
(d)Binding Obligations. This Agreement and each of the other Transaction Documents to which the Servicer is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Servicer is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
(f)Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened, against the Borrower before any Official Body and (ii) the Servicer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Official Body that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other

Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
(g)No Consents. The Servicer is not required to obtain the consent of any other party or any consent, order, license, approval, registration, authorization, action or declaration of or with any Official Body in connection with the due execution, delivery, or performance by the Servicer of this Agreement or any other Transaction Documents to which it is a party or the consummation by the Servicer of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party that has not already been obtained and are in full force and effect or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.
(h)Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 1100 Campus Road, Princeton, New Jersey 08540.
(i)Investment Company Act. The Servicer is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.
(j)No Material Adverse Effect. Since September 30, 2018, there has been no Material Adverse Effect with respect to the Servicer.
(k)Accuracy of Information. All Information Packages, Interim Reports, Loan Requests, certificates, reports, statements, documents and other information, other than financial projections, furnished to the Administrative Agent or any other Credit Party by or on behalf of the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(l)Sanctions/Anti-Corruption/Anti-Money Laundering/International Trade Law Compliance.
(i)Each Covered Entity, and each Covered Entity’s directors, officers, and any employee, and to the knowledge of any Integra Party any agent, or Affiliate acting on behalf of any Covered Entity: (a) is not a Sanctioned Person; (b) does not do business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction (except, solely as to such business or derivation of income by any Covered Entity that is not an Integra Party, as disclosed by the Borrower or the Servicer to the Administrative Agent); and (c) is not in violation of, and is not, directly or indirectly, taking any action that could cause any Covered Entity to be in violation of, applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws.
(ii)Each Covered Entity, and each Covered Entity’s directors, officers and employees, and to the knowledge of any Integra Party, any agent or Affiliate acting on behalf of any Covered Entity: (x) is not in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; and (y) is not the target or subject of any investigation, nor has it received any request for information, involving any allegation relating to a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by an Official Body.
(iii)Each Covered Entity has instituted, maintains, and enforces policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.
(iv)There is no Covered Property pledged as Collateral.
(m)Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(n)Compliance with Law. The Servicer (i) has duly satisfied all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) has complied in all respects with all Applicable Laws in connection with servicing the Pool Receivables, except to the extent that any such non-satisfaction, non-maintenance or noncompliance could not reasonably be expected to have a Material Adverse Effect.
(o)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.
(p)Taxes. The Servicer has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except to the extent that any such non-filing or non-payment could not reasonably be expected to have a Material Adverse Effect.

(q)Opinions. The facts regarding the Servicer, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(r)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including, without limitation, the Purchase and Sale Agreement) is true and correct in all material respects (unless such representation and warranty contains a materiality qualifier, in which case such representation and warranty shall be true and correct as made) as of the date when made, except for any such representation and warranty that applies as to an earlier date (in which case, such representation and warranty shall be true and correct in all material respects (unless such representation and warranty contains a materiality qualifier, in which case such representation and warranty shall be true and correct as made) as of such earlier date).
(s)No Linked Accounts. There are no Linked Accounts with respect to any Collection Account.
(t)Credit and Collection Procedures. The Servicer has complied in all material respects with the Credit and Collection Procedures (or, prior to the existence thereof in documented form, the substance thereof) with regard to each Pool Receivable and the related Contracts.
(u)Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.
(v)Servicing of Pool Receivables. Since the Closing Date, there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.
(w)Financial Condition. The consolidated balance sheets of the Servicer and its consolidated Subsidiaries as of September 30, 2018 and the related statements of income and shareholders’ equity of the Servicer and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent and the Group Agents, present fairly in all material respects the consolidated financial position of the Servicer and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.
(x)Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Release, on each Settlement Date and on the date each Information Package, Interim Report or other report is delivered to the Administrative Agent or any Group Agent hereunder, the Servicer shall be deemed to have certified that (i) all representations and warranties of the Servicer hereunder are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) as of such date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Release.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section 6.02 shall be continuing, and remain in full force and effect until the Final Payout Date.
ARTICLE VII

COVENANTS
SECTION 7.01.Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:
(a)Payment of Principal and Interest. The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.
(b)Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.
(c)Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Group Agent:
(i)Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than ninety (90) calendar days after the close of each fiscal year of the Borrower (or, if applicable, the date on which the financial statements describe in Section 7.01(c)(v) are delivered), annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.
(ii)Information Packages and Interim Reports. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month; provided, that, upon the occurrence of a Specific Reporting Event and ten (10) Business Days’ prior written notice from the Administrative Agent, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Group Agent a weekly (or on a more frequent basis as indicated in the written notice from the Administrative Agent) Interim

Report with respect to the Pool Receivables with data as of the close of business on the Business Day preceding the date on which such Interim Report is delivered; provided, further, that, at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may specify in such notice that such Interim Report be furnished to the Administrative Agent and each Group Agent on a more frequent basis until the Administrative Agent gives notices otherwise.
(iii)Other Information. Such other information relating to the Borrower or the Pool Receivables (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request.
(iv)Quarterly Financial Statements of Parent. As soon as available and in no event later than forty five (45) calendar days following the end of each of the first three fiscal quarters in each of Parent’s fiscal years (or, if applicable, the date on which such financial statements are required to be filed with the SEC), (i) the unaudited consolidated balance sheet and statements of income of Parent and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of Parent that they fairly present in all material respects, in accordance with GAAP, the financial condition of Parent and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal quarter.
(v)Annual Financial Statements of Parent. Within ninety (90) calendar days after the close of each of Parent’s fiscal years (or, if applicable, the date on which such financial statements are required to be filed with the SEC), the consolidated balance sheet of Parent and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of Parent and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated.
(vi)Other Reports and Filings. Promptly (but in any event within ten (10) calendar days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports not otherwise delivered pursuant to Sections 7.01(c)(i) through (v) above, if any, which Parent or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.
(vii)Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this Section 7.01(c) shall be deemed to have been furnished to each of the Administrative Agent and each Group Agent on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.
(d)Notices. The Borrower (or the Servicer on its behalf) will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than five (5) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Borrower setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding on any Integra Party, which with respect to any Person other than the Borrower, could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(v)Name Changes. At least ten (10) Business Days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
(vi)Change in Accountants or Accounting Policy. Any change in (i) the external accountants of any Integra Party, (ii) any accounting policy of the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)Notice of Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event. The occurrence of a Purchase and Sale Termination Event or an Unmatured Purchase and Sale Termination Event under the Purchase and Sale Agreement.
(viii)Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any Integra Party (including, without limitation, a change to the Credit and Collection Procedures).
(e)Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(f)Compliance with Laws. The Borrower will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(g)Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Group Agent may reasonably request. The Borrower will, (i) at the Borrower’s expense, during regular business hours with prior written notice, permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Borrower shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.
(h)Payments on Receivables, Collection Accounts. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records as are necessary to identify Collections received from time to time on Pool

Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Borrower (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Borrower shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) shall, within two (2) Business Days, (x) identify and transfer such funds to the appropriate Person entitled to such funds and (y) instruct such Person to no longer deposit any such funds into any such Collection Account. The Borrower will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.
(i)Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.
(j)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any respect, or amend, modify or waive, in any respect, any term or condition of any related Contract that could have a Material Adverse Effect. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Procedures with regard to each Pool Receivable and the related Contract.
(k)Change in Credit and Collection Procedures. The Borrower will not make any change that could be reasonably expected to have a Material Adverse Effect in the Credit and Collection Procedures without the prior written consent of the Administrative Agent and the Majority Group Agents. Promptly following any change in the Credit and Collection Procedures, the Borrower will deliver a copy of the updated Credit and Collection Procedures to the Administrative Agent and each Lender.

(l)Books and Records. The Borrower shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(m)Identifying of Records. The Borrower shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.
(n)Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.
(o)Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(p)Further Assurances; Change in Name or Jurisdiction of Origination, etc.
(i)The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(ii)The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(iii)The Borrower shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.
(iv)The Borrower will not change its name, location, identity or corporate structure unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.
(q)Transaction Information. None of the Borrower, any Affiliate of the Borrower or any third party with which the Borrower or any Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.

(r)Sanctions/Anti-Corruption/Anti-Money Laundering/International Trade Law Compliance.
(i)The Borrower shall: (A) in the event that any Collateral becomes Covered Property, promptly notify the Administrative Agent and provide to the Administrative Agent additional Collateral that is not Covered Property of at least equal value to the Collateral that became Covered Property, except to the extent prohibited by Applicable Law; (B) comply with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to ensure compliance with all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity’s directors and officers, and any employee, agent or Affiliate acting on behalf of each Covered Entity in connection with this Agreement; and (C) not, and not permit any of the Borrower’s agents or Affiliates acting on behalf of the Borrower in connection with this Agreement to, (I) become a Sanctioned Person or (II) repay in whole or in part any Loan hereunder with proceeds derived from investments in or transactions with any Sanctioned Jurisdiction or Sanctioned Person, or otherwise, in violation of Sanctions.
(ii)The Borrower shall promptly notify the Administrative Agent in the event the Borrower learns that the Borrower or any of the Borrower’s directors or officers, or any employee, or to the knowledge of the Borrower, any of the Borrower’s agents or Affiliates acting on behalf of the Borrower in connection with this Agreement: (A) becomes a Sanctioned Person; (B) directly or indirectly (through a third party or otherwise) provides, uses, or makes available the proceeds of any Loan hereunder (1) to fund or facilitate any activities or business of, with, or for the benefit of any Sanctioned Person, (2) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, or (3) to act in any manner in violation of, or that could result in a violation by any Person of, any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; (C) in the execution, delivery or performance of this Agreement, or any activities, transactions, services, or any collateral or security interest contemplated by this Agreement, violates Sanctions; or (D) does business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Jurisdiction or Sanctioned Person.
(s)Borrower’s Tax Status. The Borrower will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Code) and not be subject to withholding under Section 1446 of the Code. The Borrower shall not take or cause any action to be taken that could result in the Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
(t)Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, permit (i) itself to merge,

divide or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) itself to be directly owned by any Person other than an Originator or (iii) any of its issued and outstanding Capital Stock or any of its other equity interests to become subject to any Adverse Claims. The Borrower shall provide the Administrative Agent with at least ten (10) Business Days’ prior written notice before making any change in the Borrower’s name or location or making any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrative Agent and the Group Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.
(u)Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Group Agents, the Borrower will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Borrower’s Certificate of Formation and Limited Liability Company Agreement).
(v)Restricted Payments.
(i)Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii)Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, in both cases, both immediately before and immediately after giving effect thereto, the Borrower’s Net Worth is not less than the Required Capital Amount.
(iii)The Borrower may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 3.01 of this Agreement; provided that the Borrower shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.
(w)Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit) or bankers’ acceptances, in the aggregate in excess of fifteen thousand dollars ($15,000), other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person.
(x)Use of Collections Available to the Borrower. The Borrower shall apply the Collections available to the Borrower to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.
(y)Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount.
SECTION 7.02.Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:
(a)Existence. The Servicer shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary for the conduct of its business or the servicing of the Pool Receivables as required by this Agreement.
(b)Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Group Agent:
(i)Compliance Certificates. (A) A compliance certificate promptly upon completion of the annual report of the Parent and in no event later than ninety (90) calendar days after the close of each fiscal year of the Parent, in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and setting forth the current Consolidated Total Leverage Ratio and (B) within thirty (30) calendar days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit G signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and setting forth the current Consolidated Total Leverage Ratio.
(ii)Information Packages and Interim Reports. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month; provided, that, upon the occurrence of a Specific Reporting Event and ten (10) Business Days’ prior written notice from the Administrative Agent, the Servicer shall furnish or cause to be furnished to the Administrative Agent and each Group Agent a weekly (or on a more frequent basis as indicated in the written notice from the Administrative Agent) Interim Report with respect to the Pool Receivables with data as of the close of business on the Business Day preceding the date on which such Interim Report is delivered; provided, further, that, at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may specify in such notice that such Interim Report be furnished to the Administrative Agent and each Group Agent on a more frequent basis until the Administrative Agent gives notices otherwise.
(iii)Other Information. Such other information (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request relating to any of the Servicer, the Borrower, any Originator, any Obligor or the Pool Receivables.
(iv)Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this Section 7.02(b) shall be deemed to have been furnished to each of the Administrative Agent and each Group Agent on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.
(c)Notices. The Servicer will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v)Name Changes. At least ten (10) Business Days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
(vi)Change in Accountants or Accounting Policy. Any change in (i) the external accountants of any Integra Party, (ii) any accounting policy of the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(vii)Notice of Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event. The occurrence of a Purchase and Sale Termination Event or an Unmatured Purchase and Sale Termination Event under the Purchase and Sale Agreement.
(viii)Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any Integra Party (including, without limitation, a change to the Credit and Collection Procedures).
(d)Conduct of Business. The Servicer will do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
(e)Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(f)Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Group Agent may reasonably request. The Servicer will, (i) at the Servicer’s expense, during regular business hours with prior written notice, permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing.
(g)Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records as are necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Servicer shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer shall, within two (2) Business Days, (x) identify and transfer such funds to the appropriate Person entitled to such funds and (y) instruct such Person to no longer deposit any such funds into any such Collection Account. The Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds. The Servicer shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.
(h)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any respect that could have a Material Adverse Effect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Procedures with regard to each Pool Receivable and the related Contract.
(i)Change in Credit and Collection Procedures. The Servicer will comply in all respects with the Credit and Collection Procedures with regard to each Pool Receivable and the related Contracts, except where such noncompliance could reasonably expected to have a Material Adverse Effect. The Servicer will not make any material change in the Credit and Collection Procedures without the prior written consent of the Administrative Agent and the

Majority Group Agents. Promptly following any change in the Credit and Collection Procedures, the Servicer will deliver a copy of the updated Credit and Collection Procedures to the Administrative Agent and each Lender.
(j)Books and Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(k)Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.
(l)Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.
(m)Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction

Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(n)Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(o)Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency, and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(p)Sanctions/Anti-Corruption/Anti-Money Laundering/International Trade Law Compliance.
(i)The Servicer shall: (a) in the event that any Collateral becomes Covered Property, promptly notify the Administrative Agent and provide to the Administrative Agent additional Collateral that is not Covered Property of at least equal value to the Collateral that became Covered Property, except to the extent prohibited by Applicable Law; (b) comply with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to ensure compliance with all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity’s directors and officers, and any employee, agent or Affiliate acting on behalf of each Covered Entity in connection with this Agreement; and (c) not, and not permit any of the Servicer’s agents or Affiliates acting on behalf of the Servicer in connection with this Agreement to, (I) become a Sanctioned Person or (II) repay in whole or in part any Loan hereunder with proceeds derived from investments in or transactions with any Sanctioned Jurisdiction or Sanctioned Person, or otherwise, in violation of Sanctions.

(ii)The Servicer shall promptly notify the Administrative Agent in the event the Servicer learns that the Servicer or any of the Servicer’s directors or officers, or any employee, or to the knowledge of the Servicer, any of the Servicer’s agents or Affiliates acting on behalf of the Servicer in connection with this Agreement: (A) becomes a Sanctioned Person; (B) directly or indirectly (through a third party or otherwise) provides, uses, or makes available the proceeds of any Loan hereunder (1) to fund or facilitate any activities or business of, with, or for the benefit of any Sanctioned Person, (2) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, or (3) to act in any manner in violation of, or that could result in a violation by any Person of, any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; (C) in the execution, delivery or performance of this Agreement, or any activities, transactions, services, or any collateral or security interest contemplated by this Agreement, violates Sanctions; or (D) does business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Jurisdiction or Sanctioned Person.
(q)Borrower’s Tax Status. The Servicer shall not take or cause any action to be taken that could result in the Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
SECTION 7.03.Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:
(a)Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its Certificate of Formation or Limited Liability Company Agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in, the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b)No Other Business or Debt. The Borrower shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.
(c)Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” shall mean (i) the Parent, the Servicer, the Performance Guarantor and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.
The Borrower shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Borrower, which notice shall be given not later than five (5) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an

Independent Director set forth in this clause (c), in which case the Borrower shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).
The Borrower’s Limited Liability Company Agreement shall provide that: (A) the Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.
The Independent Director shall not at any time serve as a trustee in bankruptcy for any Integra Party or any of their Affiliates.
(d)Organizational Documents. The Borrower shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 7.01(o).
(e)Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
(f)Compensation. Any employee, consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower, and to the extent that Borrower shares the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.
(g)Servicing and Costs. The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables Pool. The Borrower will not incur any indirect or overhead expenses for items shared with the Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.
(h)Operating Expenses. The Borrower’s operating expenses will not be paid by any Integra Party or any Affiliate thereof.
(i)Stationery. The Borrower will have its own separate stationery.
(j)Books and Records. The Borrower’s books and records will be maintained separately from those of the Parent, each other Integra Party and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower.
(k)Disclosure of Transactions. All financial statements of the Parent, each other Integra Party or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in the Borrower becoming available to the Borrower’s equity holders and (iii) the assets of the Borrower are not available to pay creditors of the Parent, each other Integra Party or any Affiliate thereof.
(l)Segregation of Assets. The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Parent, each other Integra Party or any Affiliates thereof.
(m)Corporate Formalities. The Borrower will strictly observe limited liability company formalities in its dealings with the Parent, each other Integra Party or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of the Parent, each other Integra Party or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Borrower shall not maintain joint bank accounts or other depository accounts to which the Parent, each other Integra Party or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Parent, each other Integra Party or any Subsidiaries or other Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate.
(n)Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with the Parent, each other Integra Party and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the

Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor the Parent, each other Integra Party or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Parent, each Integra Party and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.
(o)Allocation of Overhead. To the extent that Borrower, on the one hand, and the Parent, each other Integra Party or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.
SECTION 7.04.Financial Covenant. The Borrower shall not, directly or indirectly, nor shall it permit any Integra Party or the Parent to, directly or indirectly, permit the Consolidated Total Leverage Ratio of the Parent and its consolidated Subsidiaries as of the last day of any consecutive four fiscal quarter period ending on the dates identified below to be greater than the ratio set forth below opposite such date (and so long as PNC and The Bank of Nova Scotia is each a lender under the Credit Agreement, or such other ratio for such related period as specified in the Credit Agreement from time to time):

Four Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
First fiscal quarter ending after March 24,2023 through December 31, 2024	4.50 to 1.00
March 31, 2025 through June 30, 2026	5.00 to 1.00
September 30, 2026	4.75 to 1.00
December 31, 2026	4.50 to 1.00
March 31, 2027 and the last day of each fiscal quarter thereafter	4.00 to 1.00
Notwithstanding the foregoing, at the election of the Parent, up to two times during the term of this Agreement, the maximum Consolidated Total Leverage Ratio set forth in this grid above may be increased to accommodate a Permitted Acquisition (as defined in the Credit Agreement), as determined by the Parent and as designated in the Compliance Certificate (as defined in the Credit Agreement, a copy of which shall be promptly provided to the Administrative Agent hereunder) or earlier notice given by the Parent in connection with such Permitted Acquisition (as defined in the Credit Agreement) (including for determining any ratios, baskets, representations and warranties or test any Event of Default (as defined in the Credit Agreement,) or Default (as defined in the Credit Agreement) blocker pursuant to Section 1.08 of the Credit Agreement); provided, however, such increase will not otherwise go into effect until the closing of such Permitted Acquisition (as defined in the Credit Agreement); provided, further, that such increase will not go into effect during the Covenant Relief Period (as defined in the Credit Agreement); provided, further, that (a) such increase shall only apply for a period of twelve months from and after such Permitted Acquisition and immediately upon the expiration of such twelve month period, the required maximum Consolidated Total Leverage Ratio shall revert to the level set forth above for the measurement period in which such step down occurs; (b) in no event shall the maximum Consolidated Total Leverage Ratio after giving effect to any such step-up exceed 5.00 to 1.00; and (c) the maximum amount that any Consolidated Total Leverage Ratio covenant level may step-up during any Consolidated Total Leverage Ratio measurement period is 1.00.
ARTICLE VIII

ADMINISTRATION AND COLLECTION
OF RECEIVABLES
SECTION 8.01.Appointment of the Servicer.
(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 8.01. Until the Administrative Agent gives notice to the Servicer (in accordance with this Section 8.01) of the designation of a new Servicer following an Event of Default, Integra Sales is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed Integra Sales or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(b)Upon the designation of a successor Servicer as set forth in clause (a) above, Integra Sales agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Integra Sales shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)Integra Sales acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each member in each Group have relied on Integra Sales’s agreement to act as Servicer hereunder. Accordingly, Integra Sales agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents, except if such activity is no longer permitted by Applicable Law, as confirmed by an opinion of counsel reasonably satisfactory to the Administrative Agent.

(d)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, each Lender and each Group Agent shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation.
(e)For so long as an Integra Party or an Affiliate of an Integra Party is the Servicer, the Servicer may assign its duties hereunder to any Affiliate without the consent of the Administrative Agent or any Lender.
SECTION 8.02.Duties of the Servicer.
(a)The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Procedures and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article III hereof. The Servicer may, in accordance with the Credit and Collection Procedures and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Procedures or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b)The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness that is not a Pool Receivable, less, if Integra Sales or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Integra Sales or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
SECTION 8.03.Collection Account Arrangements. On or prior to the date set forth in Section 7.01(z)(ii), the Borrower shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (upon the direction of the Majority Group Agents) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
SECTION 8.04.Enforcement Rights.
(a)At any time following the occurrence and during the continuation of an Event of Default:
(i)the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
(ii)the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each

Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
(iii)the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
(iv)the Administrative Agent may notify the Collection Account Banks that the Borrower and the Servicer will no longer have any access to the Collection Accounts;
(v)the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer; and
(vi)the Administrative Agent may collect any amounts due from an Originator under the Purchase and Sale Agreement or the Performance Guarantor under the Performance Guaranty.
(b)The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c)The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
SECTION 8.05.Responsibilities of the Borrower.
(a)Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.
(b)Integra Sales hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Integra Sales shall conduct the data-processing functions (including but not limited to compiling and inputting data regarding the Receivables and Collections thereon and producing reports based on such data) of the administration of the Receivables and the Collections thereon in substantially the same way that Integra Sales conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Integra Sales its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 3.01).
SECTION 8.06.Servicing Fee.
(a)Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01.
(b)If the Servicer ceases to be Integra Sales or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and

(ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.
ARTICLE IX

EVENTS OF DEFAULT
SECTION 9.01.Events of Default. If any of the following events (each an “Event of Default”) shall occur:
(a)(i) any Integra Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Default under clause (ii) or (iii) of this Section 9.01(a)), and such failure, solely to the extent capable of cure, shall continue unremedied for thirty (30) calendar days solely to the extent (A) such failure is capable of being cured (as determined by the Administrative Agent) and (B) an Integra Party provides written notice to the Administrative Agent detailing the action which it is taking in order to cure such failure, (ii) any Integra Party shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days (unless such failure is related to an Event of Default set forth in Section 9.01(h)), (iii) Integra Sales shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed or (iv) immediately upon the breach of any covenant set forth in Section 7.04 of this Agreement;
(b)any representation or warranty made or deemed made by an Integra Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by an Integra Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect (with any incorrect or untrue representation or warranty as to Sanctions being deemed automatically material) when made or deemed made or delivered, and, solely to the extent such breach is capable of being cured (as determined by the Administrative Agent), such breach shall continue unremedied for fifteen (15) calendar days following the earlier of (A) any Integra Party’s actual knowledge of such breach and (B) the Administrative Agent’s written notice to any Integra Party of such breach;
(c)the Borrower or the Servicer shall fail to deliver an Information Package or Interim Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days with respect to an Information Package or two (2) Business Days with respect to an Interim Report;
(d)this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim;

(e)any Integra Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against any Integra Party and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive calendar days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Integra Party shall take any corporate or organizational action to authorize any of the actions set forth above in this Section 9.01(e);
(f)(i) the average for three (3) consecutive Fiscal Months of: (A) the Default Ratio shall exceed five percent (5.00%), (B) the Delinquency Ratio shall exceed (x) during the Relief Period, twenty percent (20.00%), and (y) at all other times, seventeen and one-half percent (17.50%) or (C) the Dilution Ratio shall exceed six percent (6.00%) or (ii) the Days’ Sales Outstanding shall exceed sixty five (65) calendar days; provided, that solely for purposes of this clause (f), Temporarily Ineligible Receivables shall be excluded from each component of the calculations used to determine compliance with the tests relating to the Default Ratio, the Delinquency Ratio, the Dilution Ratio and Days’ Sales Outstanding set forth in this clause (f);
(g)a Change in Control shall occur;
(h)a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;
(i)(i) the Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period (not to exceed thirty (30) calendar days), if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any other Integra Party or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least fifty million dollars ($50,000,000) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period (not to exceed thirty (30) calendar days), if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this Section 9.01(i)) and shall continue after the applicable grace period (not to exceed thirty (30) calendar days), if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate or permit the acceleration of the maturity of such Debt (as referred to in clause (i) or (ii) of this Section

9.01(i)) or to terminate the commitment of any lender thereunder, or (iv) any such Debt (as referred to in clause (i) or (ii) of this Section 9.01(i)) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;
(j)the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty;
(k)the Borrower shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 7.03(c) of this Agreement for Independent Directors, on the Borrower’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Borrower’s board of directors as required pursuant to Section 7.03(c) of this Agreement;
(l)there shall have occurred any event which materially adversely impairs, the collectibility of the Pool Receivables generally or any material portion thereof;
(m)either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, any Originator or the Parent or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, the Servicer, any Originator or the Parent, and in either case with respect to any Originator or Parent, such lien shall not have been released within thirty (30) calendar days;
(n)(i) the occurrence of a Reportable Event with respect to a Pension Plan; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any of the Borrower, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any of the Borrower, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) with respect to the Borrower, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates, the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA; or (viii) the occurrence of a prohibited transaction with respect to any of the Borrower, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); provided that, the occurrence or existence of any event or condition described in each of clause (i) through (viii) will only constitute an Event of Default if either individually or in the aggregate, it could reasonably be expected to result in a Material Adverse Effect;
(o)a Purchase and Sale Termination Event shall occur under the Purchase and Sale Agreement;
(p)the Borrower shall be required to register as an “investment company” within the meaning of the Investment Company Act;
(q)any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Integra Party (or any of their respective Affiliates) shall so state in writing; or
(r)one or more judgments or decrees shall be entered against any Integra Party or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive calendar days, and the aggregate amount of all such judgments equals or exceeds fifty million dollars ($50,000,000) (or solely with respect to the Borrower, fifteen thousand dollars ($15,000));
then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 9.01, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 3.01.
ARTICLE X

THE ADMINISTRATIVE AGENT
SECTION 10.01.Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION 10.02.Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 8.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 10.03.Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 10.04.Indemnification of Administrative Agent. Each Committed Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the respective Percentage of such Committed Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
SECTION 10.05.Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 10.06.Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.
SECTION 10.07.Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Lender(s) and Related Committed Lender(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

SECTION 10.08.Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of each Integra Party and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning any Integra Party that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION 10.09.Successor Administrative Agent.
(a)The Administrative Agent may, upon at least thirty (30) calendar days’ notice to the Borrower, the Servicer and each Group Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents, within thirty (30) calendar days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents within sixty (60) calendar days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.
(b)Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article X and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.
SECTION 10.10.Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 2.03 and expenses (if any) pursuant to Section 13.04. Each Credit Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.
SECTION 10.11.Erroneous Payment.
(a)Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)The Borrower and the Servicer hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or the Servicer.
(d)Each party’s obligations under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) and the Servicer’s obligations (or any portion thereof) under any Transaction Document.
ARTICLE XI

THE GROUP AGENTS
SECTION 11.01.Authorization and Action. Each Credit Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Borrower or any Affiliate thereof, any Lender except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION 11.02.Group Agent’s Reliance, Etc. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Borrower or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 11.03.Group Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also a Group Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof or any of their respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 11.04.Indemnification of Group Agents. Each Committed Lender in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Lender to the aggregate Percentages of all Committed Lenders in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.
SECTION 11.05.Delegation of Duties. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 11.06.Notice of Events of Default. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Credit Party, the Servicer or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Credit Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Default or Event of Default as may be directed by Committed Lenders in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XI), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Lenders and Committed Lenders in its Group.
SECTION 11.07.Non-Reliance on Group Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Credit Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Credit Party in its Group, no Group Agent shall have any duty or responsibility to provide any Credit Party in its Group with any information concerning the Borrower or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION 11.08.Successor Group Agent. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Borrower, the Servicer and the Credit Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Lender(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.
SECTION 11.09.Reliance on Group Agent. Unless otherwise advised in writing by a Group Agent or by any Credit Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the Credit Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Credit Parties in its Group.
ARTICLE XII

INDEMNIFICATION
SECTION 12.01.Indemnities by the Borrower.

(a)Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, expenses, damages, losses and liabilities suffered or sustained (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of, relating to or in connection this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (x) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted solely from the gross negligence, bad faith, willful misconduct by the Borrower Indemnified Party seeking indemnification, (y) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted solely from a material breach of a Transaction Document by the Borrower Indemnified Party seeking indemnification and (z) Taxes that are covered by Section 4.03. Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (x), (y) and (z) above):
(i)any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;
(ii)any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, Interim Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;
(v)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and

Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;
(vi)any dispute, claim or defense (other than discharge in bankruptcy), of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;
(vii)any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Procedures in regard to each Pool Receivable;
(viii)any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
(ix)the commingling of Collections of Pool Receivables at any time with other funds;
(x)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract;
(xi)any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
(xii)any offset, setoff, adjustment, or other non-cash reduction of any Pool Receivable (including Deemed Collections) not arising from the bankruptcy or insolvency, lack of creditworthiness or other financial default or inability to pay of the related Obligor any undisputed indebtedness;
(xiii)any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;
(xiv)the failure by the Borrower to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;
(xv)any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank prior to the appointment of a successor collection account bank or any amounts payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;
(xvi)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(xvii)any action taken by the Administrative Agent as attorney-in-fact for the Borrower, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;
(xviii)the use of proceeds of any Credit Extension;
(xix)any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;
(xx)any failure by any Originator to provide an Obligor with an invoice evidencing indebtedness related to a Pool Receivable;
(xxi)payment, prepayment, conversion or renewal of any Loan to which a Term SOFR Option or Daily SOFR Option applies on a day other than the last day of the corresponding Interest Period (whether or not any such payment or prepayment is mandatory, voluntary or automatic and whether or not any such payment or prepayment is then due); or
(xxii)any assignment of a Loan under the Term SOFR Option or the Daily SOFR Rate Option on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 4.01(f).
(b)Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Borrower’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this Article XII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.
(c)If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section 12.01 shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.
(d)Any indemnification or contribution under this Section 12.01 shall survive the termination of this Agreement.
SECTION 12.02.Indemnification by the Servicer.
(a)The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any and all claims, expenses, damages, losses and liabilities suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (w) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence, bad faith or willful misconduct by the Servicer Indemnified Party seeking indemnification, (x) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from a material breach of a Transaction Document by the Servicer Indemnified Party seeking indemnification, (y) Taxes that are covered by Section 4.03 and (z) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (z), (y) and (z) above):
(i)any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, Interim Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(ii)the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iii)the commingling of Collections of Pool Receivables at any time with other funds; or
(iv)any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document (including, without limitation, the failure or delay by the Servicer to provide, or cause the applicable Originator to provide, any Obligor with an invoice or other evidence of Indebtedness related to a Pool Receivable).
(b)If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section 12.02 shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.
(c)Any indemnification or contribution under this Section 12.02 shall survive the termination of this Agreement.
ARTICLE XIII

MISCELLANEOUS
SECTION 13.01.Amendments, Etc.
No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:
(a)change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Receivables Pool Balance, Adjusted Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Borrowing Base;
(b)reduce the amount of Capital or Interest or any Fee that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;
(c)change any Event of Default;
(d)release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;
(e)release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;
(f)change any of the provisions of this Section 13.01 or the definition of “Majority Group Agents”; or
(g)change the order of priority in which Collections are applied pursuant to Section 3.01.
Notwithstanding the foregoing, (i) no amendment, waiver or consent shall increase any Committed Lender’s Commitment hereunder without the consent of such Committed Lender and (ii) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such Group and (iii) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clauses (i) through (vii) above and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
SECTION 13.02.Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.
SECTION 13.03.Assignability; Addition of Lenders; Removal of Lenders.

(a)Assignment by Conduit Lenders. This Agreement and the rights of each Conduit Lender hereunder (including each Loan made by it hereunder) shall be assignable by such Conduit Lender and its successors and permitted assigns (i) to any Program Support Provider of such Conduit Lender without prior notice to or consent from the Borrower or any other party, or any other condition or restriction of any kind, (ii) to any other Lender with prior notice to the Borrower but without consent from the Borrower or (iii) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default or Unmatured Event of Default has occurred and is continuing), to any other Eligible Assignee. Each assignor of a Loan or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Borrower and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Borrower and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Borrower and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 13.06(b).
(b)Assignment by Committed Lenders. Each Committed Lender may assign to any Eligible Assignee or to any other Committed Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Loan or interests therein owned by it); provided, however that
(i)except for an assignment by a Committed Lender to either an Affiliate of such Committed Lender or any other Committed Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default or an Unmatured Event of Default has occurred and is continuing);
(ii)each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;
(iii)the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) five million dollars ($5,000,000) and (y) all of the assigning Committed Lender’s Commitment; and
(iv)the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.
Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Committed Lender hereunder and (y) the assigning Committed Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Lender’s rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto).
(c)Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Lenders and the Conduit Lenders, the Commitment of each Committed Lender and the aggregate outstanding Capital (and stated interest) of the Loans of each Conduit Lender and Committed Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Group Agents, and the other Credit Parties may treat each Person whose name is recorded in the Register as a Committed Lender or Conduit Lender, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer, any Group Agent, any Conduit Lender or any Committed Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Lender and an Eligible Assignee or assignee Committed Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.
(e)Participations. Each Committed Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Loans owned by it); provided, however, that
(i)such Committed Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and
(ii)such Committed Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.
The Administrative Agent, the Group Agents, the Conduit Lenders, the other Committed Lenders, the Borrower and the Servicer shall have the right to continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement.

(f)Participant Register. Each Committed Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Committed Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).
(h)Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 8.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).
(i)Addition of Lenders or Groups. The Borrower may, with written consent of the Administrative Agent and the Majority Group Agents, add additional Persons as Lenders (by creating a new Group) or cause an existing Lender to increase its Commitment; provided, however, that the Commitment of any existing Lender may only be increased with the prior written consent of such Lender. Each new Lender (or Group) shall become a party hereto, by executing and delivering to the Administrative Agent and the Borrower, an assumption agreement (each, an “Assumption Agreement”) in the form of Exhibit D hereto (which Assumption Agreement shall, in the case of any new Lender, be executed by each Person in such new Lender’s Group).
(j)Removal of Lenders. If (i) any Lender requests compensation under Section 4.01, or if the Borrower is required to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 4.03, (iv) any Lender is a Defaulting Lender, or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, this Section 13.03), all of its interests, rights (other than its existing rights to payments pursuant to Sections 4.01 and 4.03) and obligations under this Agreement and the related Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)such Lender shall have received payment of an amount equal to 100% of the outstanding Capital, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of such outstanding Capital and accrued interest and fees);
(ii)in the case of any such assignment resulting from a claim for compensation under Section 4.01 or payments required to be made pursuant to Section 4.03, such assignment will result in a reduction in such compensation or payments thereafter; and
(iii)such assignment does not conflict with Applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(k)Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
(l)Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, (i) any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to a security trustee in connection with the funding by such Person of Loans, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
SECTION 13.04.Costs and Expenses. In addition to the rights of indemnification granted under Section 12.01 hereof, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction

Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent, the Structuring Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent, the Structuring Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent, the Structuring Agent and the other Credit Parties and any of their respective Affiliates and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent, the Structuring Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
SECTION 13.05.No Proceedings; Limitation on Payments.
(a)Each of the Borrower, the Administrative Agent, the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender any Insolvency Proceeding so long as any Notes or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes or other senior indebtedness shall have been outstanding.
(b)Each of the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default.
(c)Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Lender shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay such Conduit Lender’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all of such Conduit Lender’s Notes are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i)

and (ii) above. The provisions of this Section 13.05 shall survive any termination of this Agreement.
SECTION 13.06.Confidentiality.
(a)Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or any Fee Letter (including any fees payable in connection with this Agreement, such Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section 13.06 by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
(b)Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program

Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Lender’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Lender or their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section 13.06 by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section.
(c)As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
(d)Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.
SECTION 13.07.GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
SECTION 13.08.Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 13.09.Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 4.01, 4.02, 4.03, 10.04, 10.06, 11.04, 12.01, 12.02, 13.04, 13.05, 13.06, 13.09, 13.11 and 13.13 shall survive any termination of this Agreement.
SECTION 13.10.CONSENT TO JURISDICTION.
(a)EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS

ADDRESS SPECIFIED IN SECTION 13.02. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 13.11.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 13.12.Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
SECTION 13.13.Limitation of Liability.
(a)No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.
(b)The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

SECTION 13.14.Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
SECTION 13.15.USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies any Integra Party, which information includes the name, address, tax identification number and other information regarding any Integra Party that will allow the Administrative Agent and the other Credit Parties to identify such Integra Party in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Borrower and the Servicer agrees to provide the Administrative Agent and each other Credit Parties such information and documentation as may reasonably be requested by the Administrative Agent or any Credit Party, from time to time, for purposes of compliance by the Administrative Agent or such Credit Party with Applicable Laws (including without limitation the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations) and any policy or procedure implemented by the Administrative Agent or such Credit Party to comply therewith.
SECTION 13.16.Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff.
SECTION 13.17.Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 13.18.Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction

Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 13.19.Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
INTEGRA RECEIVABLES LLC,
as the Borrower
By:
Name:
Title:
INTEGRA LIFESCIENCES SALES LLC,
as the Servicer
By:
Name:
Title:

S-1	Receivables Financing Agreement (Integra)

PNC BANK, NATIONAL ASSOCIATION,
as the Administrative Agent
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION,
as the Group Agent for the PNC Group
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION,
as a Committed Lender
By:
Name:
Title:

S-2	Receivables Financing Agreement (Integra)

ACCEPTED AND ACKNOWLEDGED SOLELY WITH RESPECT TO SECTION 10.10 HEREOF:
PNC CAPITAL MARKETS LLC,
as the Structuring Agent
By:
Name:
Title:

S-3	Receivables Financing Agreement (Integra)

S-4	Receivables Financing Agreement (Integra)

EXHIBIT A
Form of Loan Request
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Exhibit A-1

EXHIBIT B
Form of Reduction Notice
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Exhibit B-1

EXHIBIT C
Form of Assignment and Acceptance Agreement
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Exhibit C-1

EXHIBIT D
Form of Assumption Agreement

[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Exhibit D-1

EXHIBIT E
Credit and Collection Procedures
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Exhibit E-1

EXHIBIT F
Form of Information Package
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]
Exhibit F-1

EXHIBIT G
Form of Compliance Certificate

[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Exhibit G-1

SCHEDULE I TO COMPLIANCE CERTIFICATE

[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Exhibit G-2

EXHIBIT H
Closing Memorandum
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]
Exhibit H-1

EXHIBIT I
Form of Interim Report
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Exhibit I-1

SCHEDULE I
Commitments

[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]
Schedule I-1

SCHEDULE II
Lock-Boxes, Collection Accounts and Collection Account Banks
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Schedule II-1

SCHEDULE III
Notice Addresses
[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]

Schedule III-1

SCHEDULE IV
Excluded Obligors and Originators

[This material has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted material to the Securities and Exchange Commission upon request.]
Schedule IV-1